                                                                    EXHIBIT 10.5


                                                                  EXECUTION COPY




================================================================================




                                CREDIT AGREEMENT


                           Dated as of June 30, 1998,


                 and Amended and Restated as of October 2, 1998


                                      Among


                         WESTINGHOUSE AIR BRAKE COMPANY,


               THE FINANCIAL INSTITUTIONS LISTED ON SCHEDULE 2.01,


                            THE CHASE MANHATTAN BANK,
                              as Swingline Lender,
                   Administrative Agent and Collateral Agent,


                         CHASE MANHATTAN BANK DELAWARE,
                                as Issuing Bank,


                              THE BANK OF NEW YORK,
                             as Documentation Agent




================================================================================

                                             TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----

                                            ARTICLE I. DEFINITIONS
SECTION 1.01.  Defined Terms.............................................................................2
SECTION 1.02.  Terms Generally..........................................................................25


                                            ARTICLE II. THE CREDITS
SECTION 2.01.  Commitments..............................................................................25
SECTION 2.02.  Loans....................................................................................26
SECTION 2.03.  Borrowing Procedure......................................................................27
SECTION 2.04.  Evidence of Debt; Repayment of Loans.....................................................28
SECTION 2.05.  Fees.....................................................................................29
SECTION 2.06.  Interest on Loans........................................................................30
SECTION 2.07.  Default Interest.........................................................................30
SECTION 2.08.  Alternate Rate of Interest...............................................................31
SECTION 2.09.  Termination and Reduction of Commitments.................................................31
SECTION 2.10.  Conversion and Continuation of Borrowings................................................31
SECTION 2.11.  Repayment of Term Borrowings.............................................................33
SECTION 2.12.  Prepayment...............................................................................34
SECTION 2.13.  Reserve Requirements; Change in Circumstances............................................36
SECTION 2.14.  Change in Legality.......................................................................38
SECTION 2.15.  Indemnity................................................................................39
SECTION 2.16.  Pro Rata Treatment.......................................................................40
SECTION 2.17.  Sharing of Setoffs.......................................................................40
SECTION 2.18.  Payments.................................................................................41
SECTION 2.19.  Taxes....................................................................................41
SECTION 2.20.  Swingline Loans..........................................................................44
SECTION 2.21.  Letters of Credit........................................................................45
SECTION 2.22.  Unavailability of ECU....................................................................50


                                  ARTICLE III. REPRESENTATIONS AND WARRANTIES
SECTION 3.01.  Organization; Powers.....................................................................50
SECTION 3.02.  Authorization............................................................................51
SECTION 3.03.  Enforceability...........................................................................51
SECTION 3.04.  Approvals................................................................................51
SECTION 3.05.  Financial Statements.....................................................................51
SECTION 3.06.  No Material Adverse Change...............................................................52
SECTION 3.07.  Title to Properties; Possession Under Leases.............................................52

SECTION 3.08.  Subsidiaries.............................................................................53
SECTION 3.09.  Litigation; Compliance with Laws.........................................................53
SECTION 3.10.  Agreements...............................................................................53
SECTION 3.11.  Federal Reserve Regulations..............................................................53
SECTION 3.12.  Investment Company Act; Public Utility Holding Company Act...............................54
SECTION 3.13.  Use of Proceeds..........................................................................54
SECTION 3.14.  Tax Returns..............................................................................54
SECTION 3.15.  No Material Misstatements................................................................54
SECTION 3.16.  Employee Benefit Plans...................................................................54
SECTION 3.17.  Environmental Matters....................................................................55
SECTION 3.18.  Insurance................................................................................56
SECTION 3.19.  Solvency.................................................................................56
SECTION 3.20.  Labor Matters............................................................................56
SECTION 3.21.  Security Documents.......................................................................56
SECTION 3.22.  Location of Real Property and Leased Premises............................................57
SECTION 3.23.  Year 2000 Compliance.....................................................................57


                                       ARTICLE IV. CONDITIONS OF LENDING
SECTION 4.01.  All Credit Events........................................................................57
SECTION 4.02.  First Credit Event.......................................................................58


                                       ARTICLE V. AFFIRMATIVE COVENANTS
SECTION 5.01.  Existence; Businesses and Properties.....................................................61
SECTION 5.02.  Insurance................................................................................62
SECTION 5.03.  Obligations and Taxes....................................................................62
SECTION 5.04.  Financial Statements, Reports, etc.......................................................63
SECTION 5.05.  Litigation and Other Notices.............................................................64
SECTION 5.06.  ERISA....................................................................................64
SECTION 5.07.  Maintaining Records; Access to Properties and Inspections................................65
SECTION 5.08.  Use of Proceeds..........................................................................65
SECTION 5.09.  Compliance with Environmental Laws.......................................................65
SECTION 5.10.  Preparation of Environmental Reports.....................................................65
SECTION 5.11.  Further Assurances.......................................................................65
SECTION 5.12.  Material Contracts.......................................................................66
SECTION 5.13.  Post-Closing Matters.....................................................................66


                                        ARTICLE VI. NEGATIVE COVENANTS
SECTION 6.01.  Indebtedness.............................................................................67
SECTION 6.02.  Liens....................................................................................68
SECTION 6.03.  Sale and Leaseback Transactions..........................................................70
SECTION 6.04.  Investments, Loans and Advances..........................................................70
SECTION 6.05.  Mergers, Consolidations, Sales of Assets and Acquisitions................................71
SECTION 6.06.  Dividends and Distributions..............................................................72
SECTION 6.07.  Transactions with Affiliates.............................................................72
SECTION 6.08.  Business of Borrower and Subsidiaries....................................................72
SECTION 6.09.  Limitations on Certain Debt Payments and Interest Payments...............................72

SECTION 6.10.  Amendment of Certain Documents; Certain Agreements.......................................73
SECTION 6.11.  Limitation on Capital Lease Obligations..................................................73
SECTION 6.12.  Capital Expenditures.....................................................................73
SECTION 6.13.  Interest Expense Coverage Ratio..........................................................74
SECTION 6.14.  Leverage Ratio...........................................................................74
SECTION 6.15.  Asset Value of Guarantors................................................................75

                                      ARTICLE VII.  EVENTS OF DEFAULT...................................75


                                         ARTICLE VIII.  THE AGENTS......................................78


                                        ARTICLE IX.  MISCELLANEOUS

SECTION 9.01.  Notices..................................................................................81
SECTION 9.02.  Survival of Agreement....................................................................81
SECTION 9.03.  Binding Effect...........................................................................81
SECTION 9.04.  Successors and Assigns...................................................................82
SECTION 9.05.  Expenses; Indemnity......................................................................85
SECTION 9.06.  Right of Setoff..........................................................................85
SECTION 9.07.  APPLICABLE LAW...........................................................................86
SECTION 9.08.  Waivers; Amendment.......................................................................86
SECTION 9.09.  Interest Rate Limitation.................................................................87
SECTION 9.10.  Entire Agreement.........................................................................87
SECTION 9.11.  WAIVER OF JURY TRIAL.....................................................................87
SECTION 9.12.  Severability.............................................................................87
SECTION 9.13.  Counterparts.............................................................................87
SECTION 9.14.  Headings.................................................................................88
SECTION 9.15.  Jurisdiction; Consent to Service of Process..............................................88
SECTION 9.16.  Mortgaged Property Casualty and Condemnation.............................................88
SECTION 9.17.  Confidentiality..........................................................................91
SECTION 9.18.  Currencies...............................................................................92
SECTION 9.19.  European Economic and Monetary Union.....................................................93

                                LIST OF EXHIBITS

EXHIBIT A         Form of Administrative Questionnaire
EXHIBIT B         Form of Assignment and Acceptance
EXHIBIT C         Form of Borrowing Request
EXHIBIT D         Form of Guarantee Agreement
EXHIBIT E         Form of Intellectual Property Security Agreement
EXHIBIT F         Form of Mortgage
EXHIBIT G         Form of Pledge Agreement
EXHIBIT H         Form of Security Agreement
EXHIBIT I         Form of Opinion of Reed Smith Shaw & McClay LLP
EXHIBIT J         Form of Indemnity, Subrogation and Contribution Agreement


                                LIST OF SCHEDULES

Schedule 1.01     Mortgaged Properties
Schedule 2.01     Commitments
Schedule 3.07(c)  Notice of Condemnation
Schedule 3.07(d)  Obligations In Respect of Mortgaged Properties
Schedule 3.08     Subsidiaries
Schedule 3.09     Litigation
Schedule 3.18     Insurance
Schedule 3.20     Labor Matters
Schedule 3.21     Filing Offices
Schedule 3.22(a)  Owned Real Property
Schedule 3.22(b)  Leased Real Property
Schedule 6.01     Indebtedness
Schedule 6.02     Liens

                                    CREDIT AGREEMENT dated as of June 30, 1998
                           and amended and restated as of October 2, 1998, among WESTINGHOUSE AIR BRAKE COMPANY, a Delaware corporation (the "Borrower"); the financial institutions from time to time party hereto, initially consisting of those listed on Schedule 2.01 (together with the Swingline Lender (as defined below), the "Lenders"); THE CHASE MANHATTAN BANK, a New York banking corporation, as swingline lender (in such capacity, the "Swingline Lender") and as administrative agent (in such capacity, the "Administrative Agent") and collateral agent (in such capacity, the "Collateral Agent") for the Lenders; CHASE MANHATTAN BANK DELAWARE, a Delaware banking corporation, as issuing bank (in such capacity, the "Issuing Bank"); and THE BANK OF NEW YORK ("BNY"), a New York banking corporation, as Documentation Agent for the Lenders.


                  The Borrower has requested the Lenders to extend credit in the form of (a) the continuation of outstanding June 1998 Term Loans (such term and each other capitalized term used but not defined in this introductory statement having the meaning given such term in Article I) in an aggregate principal amount not in excess of $170,000,000, (b) September 1998 Term Loans in an aggregate principal amount not in excess of $40,000,000 and (c) Revolving Loans, at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $140,000,000 minus the L/C Exposure and Swingline Exposure at such time. The Borrower has requested the Swingline Lender to extend credit, at any time and from time to time prior to the Revolving Credit Maturity Date, in the form of Swingline Loans in an aggregate principal amount at any time outstanding not in excess of $5,000,000. The Borrower has requested the Issuing Bank to issue Letters of Credit, in an aggregate face amount at any time outstanding not in excess of $50,000,000, to support payment obligations incurred in the ordinary course of business by the Borrower and its Subsidiaries.

                  On the Closing Date, the Borrower used proceeds of (a) the June 1998 Term Borrowings and (b) a portion of the available Revolving Credit Commitments solely to repay in full all loans outstanding under the Original Credit Agreement and to pay fees, expenses, indemnities or other obligations of the Borrower payable thereunder in connection with the repayment in full of such loans or otherwise, in accordance with the terms of the Original Credit Agreement.

                  On the Effective Date, (a) the June 1998 Term Borrowings and
(b) the Revolving Credit Borrowings outstanding on such date will be continued. The Borrower will use proceeds of (a) the September 1998 Term Borrowings, (b) a portion of the available Revolving Credit Commitments and (c) the Rockwell Senior Unsecured Credit Facility Loans to make the Rockwell Acquisition and to pay fees and expenses incurred in connection therewith.

                  The proceeds of Revolving Credit Borrowings (other than Revolving Credit Borrowings made on the Effective Date and used in accordance with the immediately preceding paragraph) will be used by the Borrower for general corporate purposes in the ordinary course of the Borrower's business, including the making of Acquisitions.

                  The proceeds of Swingline Loans will be used by the Borrower for general corporate purposes in the ordinary course of the Borrower's business. Letters of Credit are to be used in the ordinary course of business.

                  The Lenders and the Swingline Lender are willing to extend such credit to the Borrower and the Issuing Bank is willing to issue Letters of Credit for the account of the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


ARTICLE I.  DEFINITIONS

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

                  "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

                  "ABR Loan" shall mean any ABR Term Loan, ABR Revolving Loan or Swingline Loan.

                  "ABR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                  "ABR Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                  "Acquisitions" shall have the meaning assigned to such term in
Section 6.05.

                  "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of
(a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

                  "Administration Agent Fees" shall have the meaning assigned to such term in Section 2.05.

                  "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A.

                  "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Agents" shall have the meaning assigned to such term in
Article VIII.

                  "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

                  "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest effort) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "Alternative Currency" shall mean any freely available currency that is freely transferrable and freely convertible into Dollars and requested by the Borrower and acceptable to the Issuing Bank and the Administrative Agent.

                  "Alternative Currency L/C Exposure" shall mean, at any time, the Assigned Dollar Value of the aggregate undrawn amount of all outstanding Letters of Credit denominated in an Alternative Currency at such time.

                  "Amendment Agreement" shall mean the Amendment Agreement dated as of October 2, 1998, among the Borrower, the Guarantors and the financial institutions listed on the signature pages thereto.

                  "Applicable Percentage" shall mean, with respect to any Eurodollar Loan or ABR Loan, or with respect to the Commitment Fees, the applicable percentage set forth below under the caption "Eurodollar Spread", "ABR Spread" or "Fee Percentage", as applicable, based upon the ratios described below:

==============================================================================================
                                             Eurodollar            ABR               Fee
                                                Spread           Spread          Percentage
----------------------------------------------------------------------------------------------
Category 0
----------------------------------------------------------------------------------------------
Leverage Ratio of greater than or equal         1.50%             0.50%            0.375%
to 3.75 to 1.00
----------------------------------------------------------------------------------------------
Category 1
----------------------------------------------------------------------------------------------
Leverage Ratio of less than 3.75 to             1.25%             0.25%            0.375%
1.00 and greater than or equal to 3.25
to 1.00
----------------------------------------------------------------------------------------------
Category 2
----------------------------------------------------------------------------------------------
Leverage Ratio of less than 3.25 to             1.00%             0.00%            0.375%
1.00 and greater than or equal to 3.00
to 1.00
----------------------------------------------------------------------------------------------
Category 3
----------------------------------------------------------------------------------------------
Leverage Ratio of less than 3.00 to            0.875%             0.00%            0.300%
1.00 and greater than or equal to 2.00
to 1.00
----------------------------------------------------------------------------------------------
Category 4
----------------------------------------------------------------------------------------------
Leverage Ratio of less than 2.00 to             0.75%             0.00%             0.25%
1.00 and greater than or equal to 1.00
to 1.00
----------------------------------------------------------------------------------------------
Category 5
----------------------------------------------------------------------------------------------
Leverage Ratio of less than 1.00 to 1.00       0.625%             0.00%             0.25%
----------------------------------------------------------------------------------------------

                  For purposes of the foregoing, the Applicable Percentage for any date shall be (i) if such date is prior to the availability of financial statements for the fiscal quarter of the Borrower ending June 30, 1998, as set forth in Category 2, and (ii) otherwise, determined by reference to the Leverage Ratio as of the last day of the Borrower's fiscal quarter most recently ended as of such date. Any change in the Applicable Percentage shall become effective on the first day on which financial statements with respect to such fiscal quarter are available.

                  "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Administrative Agent's domestic offices.

                  "Assigned Dollar Value" shall mean (a) in respect of the undrawn amount of any Letter of Credit denominated in an Alternative Currency, the Dollar Equivalent thereof determined based upon the applicable Spot Exchange Rate as of (i) the date of issuance of such Letter of Credit, until the first Calculation Date thereafter and (ii) thereafter, the most recent Calculation Date and (b) in respect of an L/C Disbursement denominated in an Alternative Currency, the Dollar Equivalent thereof determined based upon the applicable Spot Exchange Rate as of the date such L/C Disbursement was made.

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

                  "Attributable Debt" in respect of a Sale and Leaseback Transaction shall mean, at the time of determination, the present value (discounted at the actual rate of interest implicit in such transaction) of the obligation of the lessee for net rental payments during the remaining terms of the lease included in such a Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

                  "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "Borrowing" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

                  "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and in the form of Exhibit C.

                  "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

                  "Calculation Date" shall mean the last Business Day of each calendar month.

                  "Capital Expenditures" shall mean, for any period, the sum of all amounts that would, in accordance with GAAP, be included as additions to property, plant and equipment and other capital expenditures on a consolidated statement of cash flows for the Borrower for such period. Notwithstanding the foregoing, the term "Capital Expenditures" shall not include capital expenditures in respect of the reinvestment of sales proceeds, insurance proceeds and condemnation proceeds received by the Borrower or any Subsidiary in connection with the sale, transfer or other disposition of the Borrower's business units, assets or properties, if (as contemplated by the definition of the term "Prepayment Event") such reinvestment (including, in the case of insurance proceeds, reinvestment in the form of restoration or replacement of damaged property) shall have resulted in the event giving rise to the receipt of such amounts not constituting a Prepayment Event.

                  "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Cardo" shall mean Orekron Holding AB, a Swedish corporation (formerly known as Investment AB Cardo).

                  "Cash Interest Expense" shall mean, for any period, the gross interest expense of the Borrower and the Subsidiaries for such period, excluding any fees (other than the Commitment Fee) and expenses payable or amortized during such period by the Borrower in connection with the recapitalization transactions of the Borrower and the Subsidiaries consummated on or about January 31, 1995, less gross interest income of the Borrower and the Subsidiaries for such period, in each case determined on a consolidated basis in accordance with GAAP.

                  "Casualty" shall have the meaning assigned to such term in
Section 9.16.

                  A "Change in Control" shall be deemed to have occurred if (a) any Person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934 as in effect on the Closing Date) (other than any (i) Designated Person or (ii) combination of

Designated Persons) shall own directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) Designated Persons or a combination of Designated Persons shall cease to own, beneficially and of record, shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower (35% if the Common Stock is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934); or (c) the Continuing Directors shall cease to occupy a majority of the seats (excluding vacant seats) on the board of directors of the Borrower.

                  "Closing Date" shall mean the date on which the conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 9.08).

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" shall mean all the "Collateral" as defined in any Security Document and shall also include the Mortgaged Properties.

                  "Commitment" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment, Term Loan Commitment and Swingline Commitment and, with respect to the Issuing Bank, its L/C Commitment.

                  "Commitment Fee" shall have the meaning assigned to such term in Section 2.05.

                  "Common Stock" shall mean the common stock, par value $.01 per share, of the Borrower.

                  "Condemnation" shall have the meaning assigned to such term in
Section 9.16.

                  "Condemnation Proceeds" shall have the meaning assigned to such term in Section 9.16.

                  "Confidential Information Memorandum" shall mean the Confidential Information Memorandum of the Borrower dated May 1998.

                  "Continuing Directors" shall mean, collectively, (a) all members of the board of directors of the Borrower who have held office continuously since January 31, 1995, and (b) all members of the board of directors of the Borrower who assumed office after January 31, 1995, and whose election and nomination for election by the Borrower's shareholders was approved by a vote of a majority of the then Continuing Directors.

                  "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

                  "Credit Event" shall have the meaning assigned to such term in
Section 4.01.

                  "Current Assets" shall mean, as of any date, the total assets (excluding cash and cash equivalents) that would properly be classified as current assets of the Borrower and its subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

                  "Current Liabilities" shall mean, as of any date, the total liabilities (excluding indebtedness for borrowed money) that would properly be classified as current liabilities of the Borrower and its subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

                  "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

                  "Designated Person" shall mean Incentive AB or SIH or any of their respective subsidiaries, Vestar or Vestar Capital or any of their respective Controlled Affiliates, the ESOP, the Voting Trust and any person or entity holding a beneficial interest in the Voting Trust on January 31, 1995 (or in the case of any such person or entity, their permitted transferees (as defined in the Voting Trust Agreement)).

                  "Dollar Equivalent" shall mean, with respect to an amount of any Alternative Currency on any date, the amount of Dollars that may be purchased with such amount of such Alternative Currency at the Spot Exchange Rate with respect to such Alternative Currency on such date.

                  "Dollars" or "$" shall mean lawful money of the United States of America.

                  "Domestic Subsidiary" shall mean any Subsidiary incorporated under the laws of the United States or any political subdivision thereof.

                  "EBITDA" shall mean, for any period, without duplication, the sum of (a) Net Income for such period, (b) all Federal, state, local and foreign income taxes deducted in determining such Net Income, (c) interest expense deducted in determining such Net Income and (d) depreciation, amortization and other noncash charges (including any charges resulting from the write-up of inventory but not including accruals of charges which will be discharged in a following accounting period in cash in the ordinary course of business) deducted in determining such Net Income (and not already excluded from the definition of the term "Net Income"). Solely for purposes of calculating the Leverage Ratio, EBITDA shall include, without duplication, the sum of the amounts expressed in clauses
(a), (b), (c) and (d) above with respect to any Person or division or line of business the assets of which, or shares or other equity interests in, are acquired by the Borrower or any Subsidiary after the Closing Date in accordance with Section 6.05(i) as if the related Acquisition had occurred on the first day of the period for which EBITDA is being calculated hereunder.

                  "Effective Date" shall mean the Effective Date as defined in the Amendment Agreement.

                  "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

                  "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

                  "Environmental Law" shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, enforceable notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Amendments of 1984, 42 U.S.C.
Section 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Section 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Section 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

                  "Environmental Permit" shall mean any applicable permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ESOP" shall mean collectively the Westinghouse Air Brake Company Employee Stock Ownership Plan effective January 1, 1995, and the Westinghouse Air Brake Company Employee Stock Ownership Trust established effective January 1, 1995, pursuant to the Trust Agreement between the Borrower and U.S. Trust Company of California, N.A., as Trustee (the "ESOP Trustee"), as such plan and trust may be amended, modified or supplemented from time to time.

                  "ESOP Loan" shall mean the loan made by the Borrower to the ESOP on January 31, 1995, in an aggregate principal amount equal to the ESOP Purchase Amount.

                  "ESOP Note" shall mean the promissory note of the ESOP evidencing the ESOP Loan.

                  "ESOP Purchase" shall mean the purchase on January 31, 1995, by the ESOP of shares of Common Stock pursuant to the ESOP Purchase Agreement at a price of $60,000 per share.

                  "ESOP Purchase Agreement" shall mean the stock purchase agreement dated January 31, 1995 among the ESOP Trustee, the Borrower and the other persons signatory thereto.

                  "ESOP Purchase Amount" shall mean the $140,040,000 paid by the ESOP to effect the ESOP Purchase.

                  "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

                  "Eurodollar Loan" shall mean any Eurodollar Revolving Loan or Eurodollar Term Loan.

                  "Eurodollar Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

                  "Eurodollar Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

                  "Event of Default" shall have the meaning assigned to such term in Article VII.

                  "Excess Cash Flow" shall mean, for any period, EBITDA for such period, minus (a) the sum of (i) Capital Expenditures for such period and the amount of Capital Expenditures that the Borrower has committed, pursuant to arrangements satisfactory to the Administrative Agent, to make during the first 60 days of the next succeeding period, (ii) increases in Net Working Capital during such period, (iii) decreases in Long-term Reserves during such period,
(iv) all Federal, state, local and foreign income taxes added back to Net Income to determine EBITDA for such period, (v) Cash Interest Expense for such period,
(vi) all scheduled debt amortization during such period and all prepayments of Term Loans pursuant to Section 2.12(a) during such period and (vii) cash amounts expended by the Borrower to repurchase Common Stock from the ESOP for a repurchase price in such period not in excess of the cash amount expended during such period pursuant to clause (b) of Section 6.06 plus (b) the sum of (i) decreases in Net Working Capital during such period and (ii) increases in Long-term Reserves during such period.

                  "Exchange Notes" shall have the meaning set forth in the Rockwell Senior Unsecured Credit Agreement.

                  "Existing Letters of Credit" shall mean all the letters of credit that (a) were issued under the Original Credit Agreement and (b) are outstanding on the Closing Date.

                  "Existing Swingline Loans" shall mean all the loans that (a) were made in accordance with Section 2.20 hereunder prior to the Effective Date and (b) are outstanding on the Effective Date.

                  "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fee Letter" shall mean the Fee Letter dated May 26, 1998, among the Borrower, the Administrative Agent and Chase Securities Inc.

                  "Fees" shall mean the Commitment Fees, the Administration Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

                  "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, treasurer or controller of such corporation.

                  "Foreign Subsidiary" shall mean any Subsidiary other than a Domestic Subsidiary.

                  "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis.

                  "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guarantee" of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantee Agreement" shall mean the Guarantee Agreement, substantially in the form of Exhibit D, made by the Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "Guarantor" shall mean each existing and each subsequently acquired or organized Domestic Subsidiary.

                  "Hazardous Materials" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, friable asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes regulated pursuant to any Environmental Law and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Indebtedness" of any Person shall mean, without duplication,
(a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (j) all obligations of such Person as an account party in respect of (i) letters of credit and (ii) bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or member, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof pursuant to provisions and terms reasonably satisfactory to the Administrative Agent.

                  "Indemnity, Subrogation and Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit J, among the Borrower, the Guarantors and the Administrative Agent.

                  "Insurance Proceeds" shall have the meaning assigned to such term in Section 9.16.

                  "Intellectual Property Security Agreement" shall mean the Intellectual Property Security Agreement, substantially in the form of Exhibit E, between the Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

                  "Interest Expense Coverage Ratio" shall mean, for any period, the ratio of (a) EBITDA for such period to (b) Cash Interest Expense for such period.

                  "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type.

                  "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months (or, if available to all the Lenders, 9 or 12 months) thereafter, as the Borrower may elect and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31 and (ii) the Revolving Credit Maturity Date, the June 1998 Term Loan Maturity Date or the September 1998 Term Loan Maturity Date, as applicable; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  "Issuing Bank Fees" shall have the meaning assigned to such term in Section 2.05.

                  "June 1998 Term Borrowing" shall mean a Borrowing comprised of June 1998 Term Loans.

                  "June 1998 Term Loan Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make June 1998 Term Loans hereunder as set forth in Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its June 1998 Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section
2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

                  "June 1998 Term Loan Maturity Date" shall mean December 31, 2003.

                  "June 1998 Term Loan Repayment Date" shall have the meaning assigned to such term in Section 2.11(a).

                  "June 1998 Term Loans" shall mean the term loans to the Borrower continued by the Lenders pursuant to Section 2.01(a). Each June 1998 Term Loan shall be either a Eurodollar Term Loan or an ABR Term Loan.

                  "L/C Commitment" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.21.

                  "L/C Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

                  "L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time that are denominated in Dollars, plus the Assigned Dollar Value at such time of the aggregate undrawn amount of all outstanding Letters of Credit at such time that are denominated in Alternative Currencies, plus (b) the aggregate principal amount of all L/C Disbursements denominated in Dollars that have not yet been reimbursed at such time plus the Assigned Dollar Value at such time of the aggregate principal amount of all L/C Disbursements denominated in Alternative Currencies that have not yet been reimbursed at such time. The L/C Exposure of any Revolving Credit Lender at any time shall mean its Pro Rata Percentage of the aggregate L/C Exposure at such time.

                  "L/C Participation Fee" shall have the meaning assigned to such term in Section 2.05.

                  "Letter of Credit" shall mean any letter of credit issued pursuant to Section 2.21.

                  "Leverage Ratio" shall mean, as of any date, the ratio of (a) the sum of (i) the aggregate principal amount of Loans and Senior Unsecured Notes outstanding as of such date, (ii) the aggregate principal amount of the Long-Term Pulse Seller Note outstanding as of such date, (iii) the aggregate principal amount of the Rockwell Senior Unsecured Credit Facility Loans and Exchange Notes outstanding as of such date and (iv) without duplication, the aggregate principal amount of all other indebtedness for borrowed money of the Borrower and the Subsidiaries outstanding as of such date, to (b) EBITDA for the period of twelve consecutive fiscal months ended on such date.

                  "LIBO Rate" shall mean (a) the rate per annum for dollar deposits approximately equal to the applicable Eurodollar Borrowing and for a period comparable to the applicable Interest Period which appears on the Telerate Page 3750 at approximately 11:00 a.m., London time, on the day that is two Business Days prior to the first day of such Interest Period and (b) if no such rate so appears on the Telerate Page 3750, the arithmetic mean, determined by the Administrative Agent based on quotations provided by each of the Reference Lenders, of the respective rates per annum at which dollar deposits approximately equal to each Reference Lender's respective portion of the applicable Eurodollar Borrowing and for a period comparable to the applicable Interest Period are offered to the principal London office of such Reference Lender in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on the day that is two Business

Days prior to the first day of such Interest Period. The term "Telerate Page 3750" shall mean the display designated as "Page 3750" on the Telerate Service (or such other page as may replace such page on such service for the purpose of displaying comparable rates). The term "Reference Lenders" shall mean The Chase Manhattan Bank and BNY.

                  "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities and (d) any zoning or land use restrictions relating to such asset; and shall include any agreement to give any of the foregoing.

                  "Loan Documents" shall mean this Agreement, the Letters of Credit, the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Security Documents and any Rate Protection Agreements.

                  "Loan Parties" shall mean the Borrower and the Guarantors.

                  "Loans" shall mean the Revolving Loans, the Term Loans and the Swingline Loans.

                  "Long-Term Pulse Seller Note" shall mean the unsecured promissory note of the Borrower issued in connection with the Pulse Acquisition and dated as of January 31, 1995, that (a) has an interest rate equal to (i) 9.5% per annum through January 31, 1998, (ii) the Prime Rate on December 31, 1997, plus 1% per annum (but not in excess of 11.5% per annum) from February 1, 1998, through January 31, 2001, and (iii) the lowest of (A) the Prime Rate on December 31, 2000, plus 1% per annum, (B) the rate applicable pursuant to clause
(ii) above plus 2% per annum and (C) 13% per annum, thereafter, (b) has a stated maturity of not earlier than January 31, 2004, (c) does not have any payments of principal due any earlier than the stated maturity, (d) has a principal amount as of the Closing Date of $16,990,000, (e) may provide that the aggregate principal amount thereof may be discharged in whole or in part through the issuance of shares of Common Stock and (f) is subordinated to the Obligations pursuant to the Pulse Subordination Agreement.

                  "Long-term Reserves" shall mean, as of any date, the non-current liabilities of the Borrower and the Subsidiaries as of such date in respect of (a) pension benefits, (b) post-retirement benefits other than pensions, such as retirement health care and life insurance benefits, and (c) post-employment benefits, in each case determined on a consolidated basis in accordance with GAAP.

                  "Management/Vestar Repurchase Agreement" shall mean the Repurchase Agreement dated as of January 31, 1995, between the Borrower and the Voting Trust.

                  "Margin Stock" shall have the meaning assigned to such term in Regulation U.

                  "Material Adverse Effect" shall mean a (a) materially adverse effect on the business, assets, operations, properties, financial condition, contingent liabilities or material agreements of the Borrower and the Subsidiaries taken as a whole, (b) material impairment of the ability of the Borrower or any Subsidiary to perform any of its material obligations under any Loan Document to which it is or will be a party or (c) material impairment of the rights of or benefits available to the Lenders under any Loan Document.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Mortgaged Properties" shall mean the owned real properties and leasehold and subleasehold interests of the Loan Parties specified on
Schedule 1.01.

                  "Mortgages" shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to clause (i) of Section 4.02(j) or pursuant to Section 5.11, each substantially in the form of Exhibit F.

                  "Multiemployer Plan" shall mean (a) a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any Subsidiary or ERISA Affiliate is making or accruing an obligation to make contributions and
(b) any multiemployer plan (as so defined) to which the Borrower or any subsidiary or ERISA Affiliate has within any of the preceding five plan years made or accrued an obligation to make contributions, but in the case of this clause (b) only if the Borrower, a Subsidiary or an ERISA Affiliate of either would be liable under Title IV of ERISA in respect of such plan.

                  "Net Cash Proceeds" shall mean, with respect to any Prepayment Event or other event, (a) the gross proceeds in the form of cash or Permitted Investments (including insurance proceeds, condemnation awards and payments from time to time in respect of installment obligations, if applicable) received by or on behalf of the Borrower or any Subsidiary in respect of such Prepayment Event or other event less (b) the sum of (i) in the case of any Prepayment Event, the amount, if any, of all taxes (other than income taxes) payable by the Borrower or any Subsidiary in connection with such Prepayment Event and the Borrower's good-faith best estimate of the amount of all income taxes payable in connection with such Prepayment Event, (ii) in the case of a Prepayment Event that is an asset sale or disposition, the amount of any reasonable reserve established in accordance with GAAP against any liabilities associated with the assets sold or disposed of and retained by the Borrower or any Subsidiary, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of a Prepayment Event occurring on the date of such reduction, and (iii) reasonable and customary fees, commissions and expenses and other costs paid by the Borrower or any Subsidiary in connection with such Prepayment Event or other event, in each case only to the extent not already deducted in arriving at the amount referred to in clause (a) above.

                  "Net Income" shall mean, for any period, the aggregate net income (or net deficit) of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, which shall be equal to gross revenues for the Borrower and the Subsidiaries determined on a consolidated basis during such period less the aggregate for the Borrower and the Subsidiaries determined on a consolidated basis during such period of, without duplication, (a) cost of goods sold, (b) interest expense, (c) operating expenses, (d) selling, general and administrative expenses, (e) taxes, (f) depreciation, depletion and amortization of properties and (g) any other items that are treated as expense under GAAP, all computed in accordance with GAAP; provided, however that the term "Net Income" shall exclude extraordinary gains and losses from the sale of assets other than in the ordinary course of business and other noncash income not otherwise excluded from the definition of the term "Net Income" and any charge resulting from the write-up after the Closing Date in the value of any asset.

                  "Net Working Capital" shall mean, as of any date, Current Assets as of such date less Current Liabilities as of such date.

                  "Obligations" shall mean all obligations defined as "Obligations" in the Guarantee Agreement and the Security Documents.

                  "Original Credit Agreement" shall mean the Credit Agreement dated as of January 31, 1995, amended and restated as of February 15, 1995, amended and restated as of June 9, 1995, amended and restated as of September 19, 1996, and subsequently amended, as in effect immediately prior to the Closing Date, among the Borrower, the financial institutions party thereto, The Chase Manhattan Bank, as swingline lender, administrative agent and collateral agent, Chase Manhattan Bank Delaware, as issuing bank, and The Bank of New York, as documentation agent.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

                  "Perfection Certificate" shall mean the Perfection Certificate substantially in the form of Annex 2 to the Security Agreement.

                  "Permitted Investments" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within 90 days from the date of acquisition thereof;

                  (b) without limiting the provisions of clause (d) below, investments in commercial paper maturing within 90 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's or from Moody's;

                  (c) investments in certificates of deposit, bankers' acceptances and time deposits maturing within 90 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) any domestic office of the Administrative Agent or (ii) any domestic office of any other commercial bank organized under the laws of the United States of America or any State thereof, or any Lender that is a commercial bank, that has a combined capital and surplus and undivided profits of not less than $250,000,000 and that is rated (or the senior debt securities of the holding company of such commercial bank are rated) A or better by Standard & Poor's or A2 or better by Moody's or carrying an equivalent rating by another nationally recognized rating agency if neither of the two named rating agencies shall rate such commercial bank (or the holding company of such commercial bank);

                  (d) investments in commercial paper maturing within 90 days from the date of acquisition thereof and issued by (i) the holding company of the Administrative Agent or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any state thereof, or any Lender that is a commercial bank, that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's or at least P-I or the equivalent thereof by Moody's, or carrying an equivalent rating by another nationally recognized rating agency if neither of the two named rating agencies rate such holding company;

                  (e) repurchase agreements having a term of seven days or fewer with (i) any domestic office of the Administrative Agent or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any state thereof, or any Lender that is a commercial bank, that has a combined capital and surplus and undivided profits of not less than $250,000,000 and that is rated (or the senior debt securities of the holding company of such commercial bank are rated) A or better by Standard & Poor's or A2 or better by Moody's or carrying an equivalent rating by another nationally recognized rating agency if neither of the two named rating agencies shall rate such commercial bank (or the holding company of such commercial bank), and relating to marketable direct obligations issued or unconditionally guaranteed by the United States but only if the securities collateralizing such repurchase agreements are delivered to or to the order of the Collateral Agent; and

                  (f) other investment instruments approved in writing by the Required Lenders and offered by financial institutions that have a combined capital and surplus and undivided profits of not less than $250,000,000.

                  "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or Governmental Authority.

                  "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Code that is maintained for current or former employees, or any beneficiary thereof, of the Borrower, any Subsidiary or any ERISA Affiliate.

                  "Pledge Agreement" shall mean the Pledge Agreement, substantially in the form of Exhibit G, among the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

                  "Prepayment Account" shall have the meaning assigned to such term in Section 2.12.

                  "Prepayment Event" shall mean (a) any sale, transfer or other disposition of any business units, assets or other properties of the Borrower or any Subsidiary (including dispositions in the nature of casualties (to the extent covered by insurance) or condemnations (including any Casualty or Condemnation in respect of any Mortgaged Property, as contemplated by Section 9.16)) to the extent the proceeds thereof, combined with the proceeds of any other such sale, transfer or other disposition (other than sales, transfers or dispositions referred to in clauses (i) through (iv) below) that have not been applied as a mandatory prepayment pursuant to Section 2.12(c), are in excess of $5,000,000 in the aggregate, (b) the issuance or incurrence by the Borrower or any Subsidiary of any Indebtedness (excluding any Indebtedness incurred in accordance with Section 6.01), or the issuance or sale by the Borrower or any Subsidiary of any debt securities or any obligations convertible into or exchangeable for, or giving any Person or entity any right, option or warrant to acquire from the Borrower or any Subsidiary any Indebtedness or any such debt securities or any such convertible or exchangeable obligations (excluding the Long-Term Pulse Seller Note), other than Rockwell Prepayment Indebtedness, or
(c) the issuance or sale
by the Borrower or any Subsidiary of any equity securities or any obligations convertible into or exchangeable for, or giving any Person any right, option or warrant to acquire from the Borrower or any Subsidiary, any equity securities or any such convertible or exchangeable obligations. Notwithstanding the foregoing, the term "Prepayment Event" shall not include:

                  (i) sales, transfers and other dispositions of used or surplus equipment, vehicles and other assets in the ordinary course of business permitted by Section 6.05(b), except to the extent the proceeds thereof are in excess of $3,000,000 in the aggregate in any fiscal year; provided, however, that to the extent that the Borrower shall have reinvested on the date of such Prepayment Event (or certified to the Administrative Agent that it intends to reinvest within twelve months of such Prepayment Event) any of such excess proceeds in equipment, vehicles or other assets used in the principal lines of business of the Borrower, the resultant Prepayment Event shall be reduced by the amount so reinvested or to be reinvested;

                  (ii)  sales of inventory in the ordinary course of business;

                  (iii) the receipt of insurance or condemnation proceeds (other than Condemnation Proceeds and Insurance Proceeds in respect of Mortgaged Properties), except to the extent in excess of $3,000,000 in the aggregate in any fiscal year; provided, however, that to the extent that the Borrower shall have reinvested on the date of such Prepayment Event (or certified to the Administrative Agent that it intends to reinvest within twelve months of such Prepayment Event) any of such excess proceeds in equipment, vehicles or other assets used in the Borrower's principal lines of business, the resultant Prepayment Event shall be reduced by the amount so reinvested or to be reinvested;

                  (iv) the receipt of Condemnation Proceeds and Insurance Proceeds in respect of Mortgaged Properties to the extent that (A) such Condemnation Proceeds or Insurance Proceeds are used to restore, repair or locate, acquire and replace the related Mortgaged Property in accordance with Section 9.16, (B) such Condemnation Proceeds or Insurance Proceeds, pursuant to Section 9.16, are not otherwise required to be applied as a mandatory prepayment pursuant to Section 2.12(c) or (C) to the extent permitted by Section 9.16, (I) such Condemnation Proceeds or Insurance Proceeds are reinvested in equipment, vehicles or other assets used in the Borrower's principal lines of business within twelve months after the receipt thereof and
         (II) the Borrower, pending such reinvestment, has deposited such amounts in an escrow account with the Collateral Agent as contemplated in Section 9.16; and

                  (v) the receipt of Net Cash Proceeds in an aggregate amount not in excess of $150,000,000 in respect of any of the events described in preceding clause (c) to the extent that such Net Cash Proceeds are used in the making of an Acquisition pursuant to Section 6.05(i) substantially contemporaneous with the receipt of such Net Cash Proceeds.

                  "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

                  "Pro Rata Percentage" of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment.

                  "Properties" shall have the meaning assigned to such term in
Section 3.17.

                  "Pulse Acquisition" shall mean the acquisition on January 31, 1995 by Pulse Acquisition Corp. of certain assets of Pulse Electronics Inc. and Pulse Embedded Computer Systems, Inc. for an aggregate purchase price equal to $54,900,000 payable in the form of the Long-Term Pulse Seller Notes.

                  "Pulse Subordination Agreement" shall mean the Subordination Agreement dated as of January 31, 1995 by and among the Borrower, Pulse Electronics, Inc., Pulse Embedded Computer Systems, Inc., certain shareholders of Pulse Electronics, Inc., Cardo and the Administrative Agent.

                  "Rate Protection Agreements" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement entered into by the Borrower to provide protection to the Borrower and the Subsidiaries against fluctuations in interest rates. Each Rate Protection Agreement shall be on terms (including terms relating to the calculation of payments for early termination) reasonably satisfactory to the Administrative Agent with a counterparty that is either reasonably satisfactory to the Administrative Agent or a Lender.

                  "Recapitalization Documents" shall mean (a) the Loan Documents, (b) the ESOP Note, (c) the Management/Vestar Repurchase Agreement,
(d) the Repurchase and Exchange Agreement, (e) the ESOP Purchase Agreement, (f) the Pulse Subordination Agreement, (g) the Stockholders Agreement dated January 31, 1995, among Cardo, SIH, the Voting Trust and the Borrower and (h) the constitutive documents of the ESOP.

                  "Register" shall have the meaning assigned to such term in
Section 9.04(d).

                  "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or depositing, or threat thereof, of any Hazardous Material in, into, onto or through the environment.

                  "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the environment, (ii) prevent the Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment, or (iii) perform studies and investigations in connection with, or as a precondition to, actions described in clauses (i) or (ii) above.

                  "Reportable Event" shall mean any reportable event as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event as to which the 30-day notice requirement has been waived).

                  "Repurchase and Exchange Agreement" shall mean the Repurchase and Exchange Agreement dated January 31, 1995, among the Borrower, Cardo and SIH.

                  "Required Lenders" shall mean, at any time, Lenders having Loans (excluding Swingline Loans), L/C Exposures, Swingline Exposures and unused Revolving Credit Commitments representing in excess of 50% of the sum of all Loans outstanding (excluding Swingline Loans), L/C Exposures, Swingline Exposures and unused Revolving Credit Commitments at such time.

                  "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

                  "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

                  "Revolving Credit Commitment" shall mean, with respect to any Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

                  "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender's L/C Exposure, plus the aggregate amount at such time of such Lender's Swingline Exposure.

                  "Revolving Credit Lender" shall mean a Lender with a Revolving Credit Commitment.

                  "Revolving Credit Maturity Date" shall mean December 31, 2003.

                  "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01(c). Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

                  "Rockwell" shall mean Rockwell Collins, Inc., a Delaware corporation.

                  "Rockwell Acquisition" shall mean the acquisition from Rockwell on October 5, 1998, by the Borrower of all of the common shares, no par value, of Technical Service and Marketing, L.L.C., a Delaware limited liability company, and substantially all of the assets and certain of the related liabilities of Rockwell's Railroad Electronics division for cash consideration of $80,000,000 (subject to purchase price adjustments specified in the Sale Agreement) pursuant to the Sale Agreement, which shall be financed with the proceeds of (a) the September 1998 Term Borrowings, (b) a portion of the available Revolving Credit Commitments and (c) the Rockwell Senior Unsecured Credit Facility Loans.

                  "Rockwell Prepayment Indebtedness" shall mean (a) unsecured Indebtedness, (b) unsecured debt securities and (c) obligations convertible or exchangeable for, or rights, options or warrants to acquire, (i) unsecured Indebtedness or unsecured debt securities or (ii) obligations convertible into or exchangeable for unsecured Indebtedness or unsecured debt securities, in each case up to the amount whereby the Net Cash Proceeds therefrom equal the Rockwell Senior Unsecured Credit Facility Loans and Exchange Notes then outstanding (and other amounts, if any, then due and payable under the Rockwell Senior Unsecured Credit Facility Loan Documents) at the time of the related issuance, incurrence or sale, as applicable.

                  "Rockwell Senior Unsecured Credit Agreement" shall mean the credit agreement dated as of October 2, 1998, as such credit agreement may be amended, waived or otherwise modified thereafter, among the Borrower, the financial institutions party thereto, The Chase Manhattan Bank, as administrative agent, and The Bank of New York, as documentation agent.

                  "Rockwell Senior Unsecured Credit Facility" shall mean the senior unsecured credit facility of the Borrower documented by the Rockwell Senior Unsecured Credit Agreement.

                  "Rockwell Senior Unsecured Credit Facility Loan Documents" shall mean (a) the Rockwell Senior Unsecured Credit Agreement and (b) the indenture relating to the Exchange Notes.

                  "Rockwell Senior Unsecured Credit Facility Loans" shall mean the loans drawn by the Borrower under the Rockwell Senior Unsecured Credit Facility on the Effective Date in aggregate principal amounts not in excess of $30,000,000, the proceeds of which shall be used by the Borrower to finance, in part, the Rockwell Acquisition and to pay fees and expenses in connection therewith.

                  "Sale Agreement" shall mean the sale agreement dated as of August 7, 1998, between the Borrower and Rockwell relating to the Rockwell Acquisition.

                  "Sale and Leaseback Transaction" shall have the meaning assigned such term in Section 6.03.

                  "Secured Parties" shall have the meaning assigned to such term in the Security Agreement.

                  "Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit H, among the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

                  "Security Documents" shall mean the Mortgages, the Security Agreement, the Pledge Agreement, the Intellectual Property Security Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to
Section 5.11.

                  "Senior Unsecured Notes" shall mean $100,000,000 aggregate principal amount of the senior unsecured notes of the Borrower due 2005 issued on or about June 9, 1995 pursuant to the indenture between the Borrower and BNY, as Trustee.

                  "September Confidential Information Memorandum" shall mean the Confidential Information Memorandum of the Borrower dated September 1998.

                  "September Fee Letter" shall mean the Fee Letter dated September 3, 1998, among the Borrower, the Administrative Agent and Chase Securities Inc.

                  "September 1998 Term Borrowing" shall mean a Borrowing comprised of September 1998 Term Loans.


                  "September 1998 Term Loan Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make September 1998 Term Loans hereunder as set forth in Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its September 1998 Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to
Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

                  "September 1998 Term Loan Maturity Date" shall mean December 31, 2003.

                  "September 1998 Term Loan Repayment Date" shall have the meaning assigned to such term in Section 2.11(b).

                  "September 1998 Term Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01(b). Each September 1998 Term Loan shall be either a Eurodollar Term Loan or an ABR Term Loan.

                  "SIH" shall mean Scandinavian Incentive Holding B.V., a Netherlands corporation.

                  "Spot Exchange Rate" shall mean, on any day, with respect to any Alternative Currency, the spot rate at which Dollars are offered for such Alternative Currency on such day by the Administrative Agent in London or in the interbank market where its foreign currency exchange operations in respect of such Alternative Currency are then being conducted at approximately 11:00 a.m. (local time). Notwithstanding the foregoing, if for any reason at the time of any determination of the Spot Exchange Rate as described above, no such rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

                  "Standard & Poor's" shall mean Standard & Poor's Corporation.

                  "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other Funding Office making or holding a Loan) is subject
(a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months, and

(b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, company, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" shall mean any subsidiary of the Borrower.

                  "Swingline Commitment" shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.20 as set forth on Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09.

                  "Swingline Exposure" shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

                  "Swingline Loan" shall mean any loan made by the Swingline Lender pursuant to Section 2.20.

                  "Term Borrowing" shall mean a Borrowing comprised of Term
Loans.

                  "Term Loan Commitment" shall mean, with respect to any Lender, the commitment of such Lender to make Term Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

                  "Term Loan Repayment Date" shall mean a June 1998 Term Loan Repayment Date or a September 1998 Term Loan Repayment Date.

                  "Term Loans" shall mean the June 1998 Term Loans and the September 1998 Term Loans.

                  "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

                  "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

                  "Transactions" shall mean (a) the execution, delivery and performance by each Loan Party of each of the Loan Documents and the borrowings hereunder on the Closing Date, (b) the repayment in full of all loans outstanding under the Original Credit Agreement and the payment of any fees, expenses, indemnities or other obligations of the Borrower payable thereunder in connection with the repayment in full of such loans or otherwise, in accordance with the terms of the Original Credit Agreement and (c) the assumption by the Borrower of reimbursement obligations in respect of Existing Letters of Credit.

                  "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

                  "Vestar" shall mean Vestar/WABCO Investors, L.P., a Delaware limited partnership.

                  "Vestar Capital" shall mean Vestar Capital Partners, Inc., a Delaware corporation.

                  "Voting Trust" shall mean the voting trust established pursuant to the Voting Trust Agreement.

                  "Voting Trust Agreement" shall mean the Voting
Trust/Disposition Agreement, dated as of January 9, 1990, as amended as of February 28, 1990, and March 9, 1990, and as amended on January 31, 1995, by and between the Persons named therein.

                  "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that (i) for purposes of determining compliance with the covenants contained in Article VI, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent with the application used in the financial statements referred to in
Section 3.05(a) and (ii) for purposes of calculating the Fixed Charge Coverage Ratio, Interest Expense Ratio, Leverage Ratio and Excess Cash Flow, the non-cash accounting effects of the ESOP shall not be taken into account.


ARTICLE II.  THE CREDITS

                  SECTION 2.01. Commitments. On the terms and subject to the conditions and relying upon the representations and warranties herein set forth:

                  (a) each Lender having a June 1998 Term Loan Commitment agrees severally and not jointly to continue the June 1998 Term Loans outstanding on the Effective Date, the aggregate principal amount of which equals such Lender's June 1998 Term Loan Commitment;

                  (b) each Lender having a September 1998 Term Loan Commitment agrees severally and not jointly to make September 1998 Term Loans to the Borrower on the Effective Date in an aggregate principal amount not to exceed such Lender's September 1998 Term Loan Commitment; and

                  (c) each Lender having a Revolving Credit Commitment agrees severally and not jointly to continue the Revolving Loans outstanding on the Effective Date and to make Revolving Loans to the Borrower, at any time and from time to time on or after the Effective Date, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) such Lender's Revolving Credit Exposure exceeding (ii) such Lender's Revolving Credit Commitment.

                  Within the limits set forth in clause (c) of the preceding sentence, the Borrower may borrow, pay or prepay and reborrow Revolving Loans on or after the Effective Date and prior to the Revolving Credit Maturity Date, subject to the terms, conditions and limitations set forth herein. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

                  SECTION 2.02. Loans. (a) Each Loan (other than a Swingline Loan, as to which this Section 2.02 shall not apply) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Term Loan Commitments or Revolving Credit Commitments, as applicable; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising each Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and, in the case of Eurodollar Borrowings, not less than $5,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

                  (b) Subject to Sections 2.08 and 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, however, that any exercise of such option shall not (i) affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement or (ii) impose any additional obligation on the part of the Borrower pursuant to Section 2.13 or 2.19. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than twelve Eurodollar Borrowings outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

                  (c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer to such account in New York City as the Administrative Agent may designate in federal funds not later than 12:00 (noon), New York

City time, and the Administrative Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account with the Administrative Agent of the Borrower or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders on such date.

                  (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and
(ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

                  (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

                  (f) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.21(e) within three hours after the Borrower shall have received notice from the Issuing Bank that payment of a draft presented under any Letter of Credit will be made, or, if the Borrower shall have received such notice later than 2:00 p.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day, as provided in Section 2.21(e), the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such L/C Disbursement (or, in the case of an

L/C Disbursement denominated in an Alternative Currency, such Lender's Pro Rata Percentage of the Assigned Dollar Value of such L/C Disbursement) (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.21(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be remitted on the day of receipt by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph (f) to but excluding the date such amount is paid, to the Administrative Agent at, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

                  SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a Swingline Loan, as to which this Section 2.03 shall not apply, and other than a deemed Borrowing of ABR Loans pursuant to Section 2.02(f)), the Borrower shall give telephonic notice to the Administrative Agent (promptly confirmed by delivery of a duly completed Borrowing Request) (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the Business Day of such proposed Borrowing; provided, however, that Borrowing Requests with respect to Borrowings to be made on the Effective Date may, at the discretion of the Administrative Agent, be delivered later than the times specified above. Each Borrowing Request shall be irrevocable, signed by or on behalf of the Borrower and shall specify the following information: (a) whether the Borrowing then being requested is to be a June 1998 Term Borrowing, September 1998 Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (b) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (c) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have delivered a Borrowing Request in accordance with this Section 2.03 prior to the end of the Interest Period then in effect for any Revolving Credit Borrowing and requesting that such Borrowing be refinanced, then the Borrower shall (unless the Borrower has notified the

Administrative Agent, not less than three Business Days prior to the end of such Interest Period, that such Borrowing is to be repaid at the end of such Interest Period) be deemed to have delivered a Borrowing Request requesting that such Borrowing be refinanced with a new Borrowing of equivalent amount, and such new Borrowing shall be an ABR Borrowing. The Administrative Agent will promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof) and of each Lender's portion of the requested Borrowing.

                  SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the then-unpaid principal amount of each Revolving Loan and Swingline Loan of such Lender on the Revolving Credit Maturity Date (or such earlier date on which the Revolving Loans and Swingline Loans shall become due and payable pursuant to Article VII) and (ii) the principal amount of the Term Loans of such Lender as provided in Section 2.11 (or the then-unpaid principal amount of such Term Loans on the date that the Term Loans shall become due and payable pursuant to Article VII). Each Loan shall bear interest from and including the date of the first Borrowing hereunder on the outstanding principal balance thereof as set forth in Section 2.06.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay (with the applicable interest) the Loans in accordance with the terms of this Agreement.

                  (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request a note payable to such Lender and its registered assigns, the Borrower will issue such a note and the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more notes payable to the payee named therein or its registered assigns.

                  SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the Closing Date, on the last day of March, June, September and December in each year and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "Commitment Fee") equal to the Applicable Percentage per annum (as set forth under the heading "Fee Percentage" in the table within the definition of the term "Applicable Percentage") in effect from time to time on the average daily unused amount of the Revolving Credit Commitment of such Lender during the preceding quarter (or other period commencing with the date of acceptance by the Borrower of the Commitment of such Lender or ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitment of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the date of acceptance by the Borrower of the Commitment of such Lender and shall cease to accrue on the date on which the Commitments of such Lender shall expire or be terminated as provided herein. For purposes of calculating Commitment Fees only, no portion of the Revolving Credit Commitments shall be deemed utilized under Section 2.16 as a result of outstanding Swingline Loans. For the purpose of calculating Commitment Fees in respect of Revolving Credit Commitments, any portion of the Revolving Credit Commitments unavailable due to outstanding Letters of Credit shall be deemed to be used amounts.

                  (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administration fees set forth in the September Fee Letter as payable to the Administrative Agent, at the time and in the amounts specified therein (the "Administration Agent Fees").

                  (c) The Borrower agrees to pay to the Administrative Agent, for payment to the other Lenders (to the extent applicable), on the Closing Date the fees specified in the Fee Letter, and the Agent shall pay to each Lender on the Closing Date that portion of such fees as shall be owing to such Lender.

                  (d) The Borrower agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on the last day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C Participation Fee") calculated on such Lender's Pro Rata Percentage of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitment of such Lender shall have been terminated) at the Applicable Percentage for purposes of determining the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to Section 2.06, and (ii) to the Issuing Bank on the last day of March, June, September and December of each year, a fronting fee of 0.125% per annum on the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) and, with respect to each Letter of Credit, any other fees agreed upon by the Borrower and the Issuing Bank plus, in connection with the issuance, amendment or transfer of any Letter of Credit or any L/C Disbursement, the Issuing Bank's customary documentary and processing charges (collectively, the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

                  (e) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances (other than corrections of error in payment).

                  SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing and the Swingline Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.

                    (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

                    (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the sum of the Alternate Base Rate plus 2.00%.

                  SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that Dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to Lenders that would hold more than 25% of the Loans comprising such Borrowing of making or maintaining such Loans, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to
Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

                  SECTION 2.09. Termination and Reduction of Commitments. (a) The June 1998 Term Loan Commitments terminated upon the making of the June 1998 Term Loans. The September 1998 Term Loan Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Effective Date. The Revolving Credit Commitments, the L/C Commitment and the Swingline Commitment shall automatically terminate on the Revolving Credit Maturity Date.

                  (b) Upon at least three Business Days' prior irrevocable written notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that (i) each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $5,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the sum of the Aggregate Revolving Credit Exposure at the time.

                  (c) Each reduction in the Commitments hereunder shall be made ratably among the applicable Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

                  SECTION 2.10. Conversion and Continuation of Borrowings. (a) The Borrower shall have the right at any time (subject to Sections 2.08 and 2.20(d)) upon prior irrevocable notice to the Administrative Agent (i) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (ii) not later than 11:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (iii) not later than 11:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

                  (A) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

                  (B) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

                  (C) each conversion shall be effected by each Lender by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                  (D) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to
         Section 2.15;

                  (E) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

                  (F) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and

                  (G) no Interest Period may be selected for any Eurodollar Term Borrowing comprised of June 1998 Term Loans or September 1998 Term Loans that would end later than any June 1998 Term Loan Repayment Date or September 1998 Term Loan Repayment Date, as the case may be, occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of
         (I) the Eurodollar Term Borrowings comprised of June 1998 Term Loans or September 1998 Term Loans, as the case may be, with Interest Periods ending on or prior to such Term Loan Repayment Date and (II) ABR Term Borrowings comprised of June 1998 Term Loans or September 1998 Term Loans, as the case may be, would not be at least equal to the principal amount of Term Borrowings to be paid on such Term Loan Repayment Date.

                  (b) Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued,
(ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the other Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

                  SECTION 2.11. Repayment of Term Borrowings. (a) The June 1998 Term Borrowings shall be payable as to principal in semi-annual installments payable on the dates (each a "June 1998 Term Loan Repayment Date") and in the amounts set forth below, subject to adjustment pursuant to paragraph (c) below:

          Repayment Date                                          Amount
          --------------                                          ------

          December 31, 1998                                       $ 7,500,000
          June 30, 1999                                           $ 7,500,000
          December 31, 1999                                       $12,500,000
          June 30, 2000                                           $12,500,000
          December 31, 2000                                       $15,000,000
          June 30, 2001                                           $15,000,000
          December 31, 2001                                       $20,000,000
          June 30, 2002                                           $20,000,000
          December 31, 2002                                       $20,000,000
          June 30, 2003                                           $20,000,000
          June 1998 Term Loan Maturity Date                       $20,000,000

                  (b) The September 1998 Term Borrowings shall be payable as to principal in semi-annual installments payable on the dates (each a "September 1998 Term Loan Repayment Date") and in the amounts set forth below, subject to adjustment pursuant to paragraph (c) below:

          Repayment Date                                          Amount
          --------------                                          ------

          June 30, 2000                                           $ 2,500,000
          December 31, 2000                                       $ 2,500,000
          June 30, 2001                                           $ 2,500,000
          December 31, 2001                                       $ 2,500,000
          June 30, 2002                                           $ 5,000,000
          December 31, 2002                                       $ 5,000,000
          June 30, 2003                                           $10,000,000
          September 1998 Term Loan Maturity Date
                                                                  $10,000,000

                  (c) Each prepayment of principal of the Term Borrowings pursuant to Section 2.12 shall be applied to the June 1998 Term Borrowings and the September 1998 Term Borrowings on a pro rata basis to reduce scheduled repayments of principal due under Section 2.11(a) or (b), as applicable, as follows: (i) 50% of any such prepayment applied to the June 1998 Term Borrowings or the September 1998 Term Borrowings shall be applied to reduce the remaining scheduled repayments of principal due under Section 2.11(a) or (b), as applicable, in the order of maturity and (ii) 50% of any such prepayment applied to the June 1998 Term Borrowings or the September 1998 Term Borrowings shall be applied to reduce the remaining scheduled repayments of principal due under
Section 2.11(a) or (b), as applicable, on a pro rata basis.

                  (d) To the extent not previously paid, all June 1998 Term Borrowings and all September 1998 Term Borrowings shall be due and payable on the June 1998 Term Loan Maturity Date (as set forth in Section 2.11(a)) and the September 1998 Term Loan Maturity Date (as set forth in Section 2.11(b)), respectively.

                  (e) Each repayment of Term Borrowings pursuant to this Section
2.11 shall be subject to Section 2.15 but shall otherwise be without premium or penalty.

Each repayment of Term Borrowings pursuant to this Section 2.11 shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment.

                  SECTION 2.12. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay (i) any Eurodollar Borrowing, in whole or in part, upon at least three Business Days' telephonic notice (promptly confirmed in writing) to the Administrative Agent before 11:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000; and (ii) any ABR Borrowing, in whole or in part, upon at least one Business Day's telephonic notice (promptly confirmed in writing) to the Administrative Agent before 11:00 a.m., New York City time; provided, however, that each such partial prepayment shall be in an amount not less than $1,000,000 or an integral multiple thereof. Any voluntary prepayment of Term Borrowings shall be applied to the June 1998 Term Borrowings and the September 1998 Term Borrowings on a pro rata basis in accordance with Section 2.11(c). This paragraph (a) shall not apply to prepayments of Swingline Loans.

                  (b) In the event of any termination of the Revolving Credit Commitments, the Borrower shall repay or prepay all its outstanding Revolving Credit Borrowings and all outstanding Swingline Loans on the date of such termination. In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Revolving Credit Lenders of the Aggregate Revolving Credit Exposure and (ii) if the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect to such reduction, then the Borrower shall, on the date of such reduction, repay or prepay Revolving Credit Borrowings or Swingline Loans (or a combination thereof) in an amount sufficient to eliminate such excess.

                  (c) So long as any Term Borrowings remain outstanding, in the event and on each occasion that a Prepayment Event (other than under clause (c) of the definition thereof and other than to the extent that the proceeds of Indebtedness incurred or created under Section 6.01(k) are applied in accordance with Section 6.01(k)) occurs, the Borrower shall apply an amount equal to 100% of the Net Cash Proceeds therefrom to prepay Term Loans outstanding under this Agreement by, substantially simultaneously with (and in any event not later than the Business Day next following) the occurrence of such Prepayment Event, paying to the Administrative Agent an amount equal to 100% of the Net Cash Proceeds from such Prepayment Event for application to the prepayment of outstanding Term Borrowings in accordance with the following paragraphs of this Section 2.12. If a Prepayment Event arises under clause (c) of the definition thereof, then the Borrower shall apply an amount equal to 50% of the Net Cash Proceeds therefrom to prepay Term Loans outstanding under this Agreement by paying to the Administrative Agent an amount equal to 50% of the Net Cash Proceeds from such Prepayment Event in the manner and for the purpose set forth in the preceding sentence.

                  (d) So long as any Term Borrowings remain outstanding, not later than the earlier of (i) 110 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 1999, and (ii) the date on which the financial statements with respect to such fiscal year are delivered pursuant to Section 5.04 (such earlier date, the "Determination Date"), the Borrower shall prepay Term Loans outstanding under this Agreement in an aggregate principal amount equal to 50% of Excess Cash Flow for such fiscal year if, as of the applicable Determination Date, the Leverage Ratio exceeds
3.25 to 1.00, by paying to the Administrative Agent such amount for application to the prepayment of outstanding Term Borrowings in accordance with the following paragraphs of this Section 2.12.

                  (e) Mandatory prepayments pursuant to paragraphs (c) and (d) above shall be applied to the prepayment in full of all outstanding June 1998 Term Borrowings and September 1998 Term Borrowings on a pro rata basis.

                  (f) The Borrower will deliver to the Administrative Agent (i) at the time of each prepayment required under paragraph (c) or (d) above, a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) no later than the later of (A) the date on which a Responsible Officer of the Borrower becomes aware that such prepayment will be made and (B) the date that is five Business Days prior to the date of such prepayment, a notice of such prepayment. In the case of a prepayment pursuant to paragraph (c) above, such certificate shall also describe in reasonable detail the facts and circumstances giving rise to the applicable Prepayment Event and a reasonably detailed calculation of the Net Cash Proceeds therefrom.

                  (g) Net Cash Proceeds and any other amounts to be applied pursuant to paragraph (c) or (d) above to the prepayment of June 1998 Term Borrowings or September 1998 Term Borrowings shall be applied first to reduce outstanding ABR June 1998 Term Borrowings or September 1998 Term Borrowings, as applicable, and any amounts remaining after such application shall, at the option of the Borrower, be applied to prepay Eurodollar Term Borrowings immediately or shall be deposited in the Prepayment Account. The Administrative Agent will apply any cash deposited in the Prepayment Account (i) allocable to Term Borrowings to prepay Eurodollar Term Borrowings and (ii) allocable to Revolving Credit Borrowings to prepay Eurodollar Revolving Credit Borrowings, in each case on the last day of their respective Interest Periods (or, at the direction of the Borrower, on any earlier date) until all outstanding Term Borrowings or Revolving Credit Borrowings, as the case may be, have been prepaid or until all the allocable cash held in the Prepayment Account with respect to such Borrowings has been exhausted. The term "Prepayment Account" shall mean an account established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph (g). The Administrative Agent will, at the written or telephonic request (which shall promptly be confirmed in writing) of the Borrower, use its reasonable efforts to invest amounts on deposit in the Prepayment Account in the Permitted Investments specified in such request; provided, however, that (i) the Administrative Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Administrative Agent to be in, or would result in any, violation of any law, statute, rule or regulation, (ii) the Administrative Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if an Event of Default shall have occurred and be continuing and (iii) no Permitted Investment shall mature after the last day of the applicable Interest Periods of the Eurodollar Term Borrowings or Eurodollar Revolving Credit Borrowings to be prepaid, as the case may be. The Borrower shall indemnify the Administrative Agent for any losses relating to the investments so that the amount available to prepay Eurodollar Borrowings on the last day of the applicable Interest Period is not less than the amount that would have been available had no investments been made pursuant thereto. Until no Term Borrowings or Revolving Credit Borrowings, as the case may be, are outstanding, interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested as specified above. Upon prepayment or payment in full of all Term Borrowings or Revolving Credit Borrowings, as the case may be, any amount remaining on deposit in the Prepayment Account with respect to such Borrowings shall be paid to the Borrower. If the maturity of the Loans has been accelerated pursuant to Article VII, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations. The Borrower hereby grants to the Administrative Agent, for its benefit and the benefit of the Issuing Bank, the other Agents and the Lenders, a security interest in the Prepayment Account.

                  (h) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall state the Type of each Borrowing to be repaid, shall state whether Term Borrowings, Revolving Credit Borrowings or Swingline Loans are to be repaid and respective principal amounts so to be repaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 2.15 but otherwise without premium or penalty. All prepayments under this Section 2.12 (other than pursuant to paragraph (c) or (d) above) shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment. All prepayments under paragraph (d) above shall be applied first to the payment of accrued interest and then to the payment of principal.

                  SECTION 2.13. Reserve Requirements; Change in Circumstances.
(a) Notwithstanding any other provision of this Agreement, if after the Closing Date any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender or the Issuing Bank (except any such reserve requirement that is reflected in the Adjusted LIBO Rate or in the Alternate Base
Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein, or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, following receipt of a certificate of such Lender to such effect in accordance with paragraph (c) below such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or the Issuing Bank shall have determined that the adoption after the Closing Date of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the Closing Date in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy issued under any law, rule, regulation or guideline (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, following receipt of a certificate of such Lender to such effect in accordance with paragraph (c) below, such additional amount or amounts as shall compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of any Lender or the Issuing Bank setting forth such amount or amounts as shall be necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above, and setting forth in reasonable detail an explanation of the basis of requesting such compensation in accordance with paragraph (a) or (b) above, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower will pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by such Lender or the Issuing Bank within 10 days after the Borrower's receipt of the same unless the Borrower has notified such Lender or the Issuing Bank, as the case may be, that it intends to exercise its rights under the next succeeding sentence. The Borrower, at its expense, at any time within 180 days after the delivery of such certificate, so long as no Event of Default shall have occurred and be continuing, may require such Lender or the Issuing Bank, as the case may be, to assign in accordance with the provisions of Section 9.04, at par plus accrued interest, without recourse or warranty and pursuant to an Assignment and Acceptance, its rights and obligations hereunder to a financial institution specified by the Borrower that is willing to accept an assignment of such rights and obligations on the terms hereof and that is reasonably acceptable to the Administrative Agent; provided, however, that (i) such assignment shall not conflict with or violate any law or regulation applicable to or binding on such Lender or the Issuing Bank, as the case may be, (ii) the Borrower shall have paid to the assigning Lender all amounts (other than interest) accrued and owing hereunder to it (including amounts accrued and owing pursuant to this Section 2.13) and (iii) the assignee Lender shall have executed and delivered an Assignment and Acceptance in accordance with Section 9.04. Notwithstanding anything in this Section 2.13(c) to the contrary, the Borrower shall not be entitled to require an assignment under this Section 2.13(c) with respect to any Lender or the Issuing Bank if, prior to any such requirement, such Lender or the Issuing Bank, as the case may be, shall have taken any action under Section 2.13(e) so as to eliminate the continued incurrence of the costs in respect of which payment was demanded.

                  (d) Failure on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation with respect to such period or any other period, except that none of any Lender or the Issuing Bank shall be entitled to compensation under this Section 2.13 for any costs incurred or reduction suffered with respect to any date unless such Lender or the Issuing Bank, as applicable, shall have notified the Borrower that it will demand compensation for such costs or reductions under paragraph (c) above, not more than six months after the later of (i) such date and (ii) the earlier of the date on which such Lender or the Issuing Bank, as applicable, shall have become aware or should have become aware of such costs or reduction. The protection of this Section 2.13 shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition that shall have occurred or been imposed.

                  (e) Each Lender will, at the request of the Borrower, either designate a different lending office or transfer its Loans to an Affiliate of such Lender if such designation or transfer, as the case may be, (i) would avoid the need for, or minimize the amount of, any compensation to which such Lender is entitled pursuant to this Section 2.13 and (ii) would not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender in any material respect.

                  SECTION 2.14. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if, after the Closing Date, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent such Lender may:

                  (i) declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn); and

                  (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                  (b) For purposes of this Section 2.14, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

                  (c) The Borrower, at its expense, at any time within 180 days after the delivery of such notice, so long as no Event of Default shall have occurred and be continuing, may require such Lender to assign in accordance with the provisions of Section 9.04, at par plus accrued interest, without recourse or warranty and pursuant to an Assignment and Acceptance, its rights and obligations hereunder to a financial institution specified by the Borrower that is willing to accept an assignment of such rights and obligations on the terms hereof and that is reasonably acceptable to the Administrative Agent; provided, however, that (i) such assignment shall not conflict with or violate any law or regulation applicable to or binding on such Lender, (ii) the Borrower shall have paid to the assigning Lender all amounts (other than interest) accrued and owing hereunder to it and (iii) the assignee Lender shall have executed and delivered an Assignment and Acceptance in accordance with Section 9.04. Notwithstanding anything in this Section 2.14(c) to the contrary, the Borrower shall not be entitled to require an assignment under this Section 2.14(c) with respect to any Lender if, prior to any such requirement, such Lender shall have taken any action under Section 2.14(d) so as to terminate such unlawfulness.

                  (d) Each Lender will, at the request of the Borrower, either designate a different lending office or transfer its Loans to an Affiliate of such Lender if such designation or transfer, as the case may be, (i) would permit such Lender or Affiliate to make and maintain Eurodollar Loans and (ii) would not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender in any material respect.

                  SECTION 2.15. Indemnity. The Borrower will indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of any proposed Borrowing the applicable conditions set forth in Article IV or, with respect to Borrowings to be made upon effectiveness of the Amendment Agreement, in the Amendment Agreement, (b) any failure by the Borrower to borrow or to refinance, convert or continue any Eurodollar Loan hereunder after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03 or 2.10, (c) any payment, prepayment or conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or redeploying deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall be equal to the sum of (a) such Lender's actual costs and expenses incurred (other than any lost profits) in connection with, or by reason of, any of the foregoing events and (b) an amount equal to the excess, if any, as reasonably determined by such Lender of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, converted or continued (assumed to be the Adjusted LIBO Rate applicable thereto) for the period from and including the date of such payment, prepayment, conversion or failure to borrow, convert or continue to but excluding the last day of the Interest Period for such Loan (or in the case of a failure to borrow, convert or continue, the Interest Period for such Loan that would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in redeploying the funds so paid, prepaid, converted or not borrowed, converted or continued for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this
Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error.

Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.15 shall survive the payment in full of the principal of and interest hereunder or any Loan Document.

                  SECTION 2.16. Pro Rata Treatment. Except as required under
Section 2.14, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each payment of the L/C Participation Fees, each reduction of the Commitments and each refinancing of any Borrowing with, conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their applicable outstanding Loans). For purposes of determining the available Revolving Credit Commitments of the Lenders at any time, each outstanding Swingline Loan shall be deemed to have utilized the Revolving Credit Commitments of the Lenders pro rata in accordance with such respective Revolving Credit Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing, computed in accordance with
Section 2.01, to the next higher or lower whole Dollar amount.

                  SECTION 2.17. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and will promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participations in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of such Lender's Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or L/C

Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

                  SECTION 2.18. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available funds without setoff, counterclaim, withholding or deduction of any kind. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the Issuing Bank, and (ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender except as otherwise provided in Section 2.20(e)) shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York. Each such payment shall be made in Dollars.

                  (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

                  SECTION 2.19. Taxes. (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.18, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on the net income of any Agent, the Issuing Bank or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity being called a "Transferee")) and (ii) franchise taxes imposed on the net income of any Agent, the Issuing Bank or any Lender (or Transferee) by (A) the United States or (B) any jurisdiction under the laws of which the Agents, the Issuing Bank or any such Lender (or Transferee) is organized or has its principal office or lending office (or political subdivision or taxing authority thereof or therein) (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Non-Excluded Taxes"). If any Non-Excluded Taxes are required to be deducted from or in respect of any sum payable hereunder to any Lender (or any Transferee), any Agent or the Issuing Bank, (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) such Lender (or Transferee), such Agent or the Issuing Bank (as the case may be) shall receive an amount equal to the sum it would have been received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower agrees to pay any current or future stamp, intangible or documentary taxes or any other excise or property taxes, charges or similar levies (including mortgage recording taxes and similar fees), together with interest, penalties and fees, that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment and Acceptance entered into at the request of the Borrower or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) The Borrower will indemnify each Lender (or Transferee), each Agent and the Issuing Bank for the full amount of Non-Excluded Taxes and Other Taxes paid by such Lender (or Transferee) or Agent or the Issuing Bank, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Lender (or Transferee) any Agent or the Issuing Bank, as the case may be, makes written demand therefor. If a Lender (or Transferee) or Agent or the Issuing Bank shall become aware that it is entitled to receive a refund in respect of Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.19, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Lender (or Transferee), any Agent or the Issuing Bank receives a refund in respect of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this
Section 2.19, it shall promptly notify the Borrower of such refund and shall, within 15 days of receipt, repay such refund to the Borrower, net of all out-of-pocket expenses of such Lender, such Agent or the Issuing Bank and without any interest (other than the interest, if any, included in such refund); provided, however, that the Borrower, upon the request of such Lender (or Transferee), any Agent or the Issuing Bank, agrees to return such refund (plus penalties, interest or other charges) to such Lender (or Transferee), any Agent or the Issuing Bank in the event such Lender (or Transferee) or Agent or the Issuing Bank is required to repay such refund.

                  (d) Within 30 days after the date of any payment of Non-Excluded Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender (or Transferee), any Agent or the Issuing Bank, the Borrower will furnish to the Administrative Agent, at its address referred to in
Section 9.01, the original or a certified copy of a receipt evidencing payment thereof or other evidence reasonably satisfactory to such Lender (or Transferee), such Agent or the Issuing Bank, as the case may be.

                  (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.19 shall survive the payment in full of the principal of and interest hereunder or any Loan Document.

                  (f) Any Agent, any Issuing Bank and any Lender (or Transferee) that itself is not incorporated under the laws of the United States of America or a state thereof or that is lending from a lending office not located within the United States of America or a state thereof (a "Non-U.S. Lender") shall deliver to the Borrower and the Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender (i) is not a bank for purposes of Section 881(c) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (ii) is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower, (iii) is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code) and (iv) is not acting as a conduit entity (within the meaning of proposed U.S. Treasury Regulation Section 1.881-3 and any successor thereto and any other regulations promulgated under the authority of Section 7701(1) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, United States Federal withholding tax on payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.19(f), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.19(f) that such Non-U.S. Lender is not legally able to deliver.

                  (g) The Borrower shall not be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or
(c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to any Transferee or New Lending Office that becomes a Transferee or new Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower; and provided further, however, that this clause (i) shall not apply to the extent that the indemnity payment or additional amounts any Transferee, or Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (f) above.

                  (h) Any Agent, Issuing Bank or Lender (or Transferee) claiming any additional amounts payable pursuant to this Section 2.19 will use reasonable efforts (consistent with legal and regulatory restrictions) (including reasonable efforts to change the jurisdiction of its applicable lending office or to transfer its Loans to an Affiliate of such Lender) to avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue; provided, however, that such efforts would not, in the sole determination of such Lender (or Transferee), Agent or Issuing Bank as the case may be, be otherwise disadvantageous to such Lender (or Transferee), Agent or Issuing Bank in any material respect. In addition, the Borrower, at its expense, at any time within 180 days after receipt of notice that additional amounts are payable under this Section 2.19, so long as no Event of Default shall have occurred and be continuing, may require the Issuing Bank or such Lender, as the case may be, to assign in accordance with the provisions of Section 9.04, at par plus accrued interest, without recourse or warranty and pursuant to an Assignment and Acceptance, its rights and obligations hereunder to a financial institution specified by the Borrower that is willing to accept an assignment of such rights and obligations on the terms hereof and is reasonably acceptable to the Agent; provided, however, that (i) such assignment shall not conflict with or violate any law or regulation applicable to or binding on such Agent, Issuing Bank or Lender, as applicable, (ii) the Borrower shall have paid to the assigning Lender all amounts (other than interest) accrued and owing hereunder to it (including amounts accrued and owing pursuant to this paragraph (h)) and (iii) the assignee Lender shall have executed and delivered an Assignment and Acceptance in accordance with Section 9.04. Notwithstanding anything in this paragraph (h) to the contrary, the Borrower shall not be entitled to require an assignment under this paragraph (h) with respect to the Issuing Bank or any Lender if, prior to any such requirement, the Issuing Bank or such Lender, as applicable, shall have taken any action under the first sentence of this paragraph (h) so as to eliminate the continued need for payment of additional amounts under this
Section 2.19.

                  (i) Nothing contained in this Section 2.19 shall require any Lender (or Transferee), any Agent or the Issuing Bank to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

                  SECTION 2.20. Swingline Loans. (a) Swingline Commitment. On the terms and subject to the conditions and relying upon the representations and warranties herein set forth, the Swingline Lender agrees to continue Existing Swingline Loans and to make loans to the Borrower at any time and from time to time on and after the Effective Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all Swingline Loans exceeding $5,000,000 in the aggregate or (ii) the Aggregate Revolving Credit Exposure, after giving effect to any Swingline Loan, exceeding the Total Revolving Credit Commitment. Each Swingline Loan shall be in a principal amount that is an integral multiple of $250,000. The Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Swingline Loans hereunder, on and after the Effective Date and prior to the Revolving Credit Maturity Date, subject to the terms, conditions and limitations set forth herein.

                  (b) Swingline Loans. The Borrower shall notify the Administrative Agent by telephone (promptly confirmed in writing), not later than 12:00 (noon), New York City time, on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any notice received from the Borrower pursuant to this paragraph (b). The Swingline Lender will make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender by 3:00 p.m. on the date such Swingline Loan is so requested.

                  (c) Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving telephonic notice (promptly confirmed in writing) to the Swingline Lender and to the Administrative Agent before 12:00 (noon), New York City time on the date of prepayment at the Swingline Lender's address for notices specified on
Schedule 2.01. Any prepayment in part of a Swingline Loan shall be in an amount that is an integral multiple of $250,000. All principal payments of Swingline Loans shall be accompanied by accrued interest on the principal amount being repaid to but excluding the date of payment.

                  (d) Interest. Each Swingline Loan shall be an ABR Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in
Section 2.06(a).

                  (e) Participations. The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 (noon), New York City time, on any Business Day require the Revolving Credit Lenders to acquire participations in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders shall participate. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Revolving Credit

Lender, specifying in such notice such Lender's Pro Rata Percentage of such Swingline Loan or Loans. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph (e) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph (e) shall not relieve the Borrower (or other party liable for obligations of the Borrower) of its default in respect of the payment thereof.

                  SECTION 2.21. Letters of Credit. (a) General. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, (i) each of the Existing Letters of Credit shall, upon the initial funding of Loans on the Closing Date and without any further action on the part of the Issuing Bank or any other Person, be deemed for all purposes to have been issued by the Issuing Bank on the Closing Date as a Letter of Credit hereunder and (ii) the Issuing Bank agrees to continue the Letters of Credit outstanding on the Effective Date. The Borrower may request the issuance of a Letter of Credit, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, appropriately completed, for the account of the Borrower, at any time and from time to time on and after the Effective Date while the Revolving Credit Commitments remain in effect and, subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, the Issuing Bank hereby agrees to issue Letters of Credit as requested at any time and from time to time on or after the Effective Date and until the earlier of
(i) the termination of the Revolving Credit Commitments of all Lenders in accordance with the terms hereof and (ii) the fifth day prior to the Revolving Credit Maturity Date. This Section 2.21 shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or telecopy to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. Following receipt of such notice and prior to the issuance of the requested Letter of Credit or the applicable amendment, renewal or extension, the Administrative Agent shall notify the Borrower and the Issuing Bank of the amount of the Aggregate Revolving Credit Exposure after giving effect to (i) the issuance, amendment, renewal or extension of such Letter of Credit, (ii) the issuance or expiration of any other Letter of Credit that is to be issued or will expire prior to the requested date of issuance of such Letter of Credit and (iii) the borrowing or repayment of any Revolving Credit Loans or Swingline Loans that (based upon notices delivered to the Administrative Agent by the Borrower) are to be borrowed or repaid prior to the requested date of issuance of such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure shall not exceed $50,000,000, (ii) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment and (iii) the Alternate Currency L/C Exposure shall not exceed $25,000,000. Compliance with clause (ii) of the preceding sentence shall be determined based upon the assumption that (A) each Letter of Credit remains outstanding and undrawn in accordance with its terms until its expiration date (taking into account any rights of renewal or extension that do not require written notice by or consent of the Issuing Bank, in its sole discretion, in order to effect such renewal or extension) and (B) the Revolving Credit Commitments shall not be reduced voluntarily pursuant to
Section 2.09(b).

                  (c) Expiration Date. The Borrower may elect that Letters of Credit which represent up to $25,000,000 in the aggregate of the L/C Exposure shall expire on the date that is five Business Days prior to the Revolving Credit Maturity Date, unless such Letters of Credit expire by their terms on an earlier date. Each of the remaining Letters of Credit shall expire at the close of business on the earlier of the first anniversary of issuance and the date that is five Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date that is five Business Days prior to the Revolving Credit Maturity Date).

                  (d) Participations. By the issuance (or in the case of the Existing Letters of Credit, deemed issuance) of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement (or, the case of an L/C Disbursement denominated in an Alternative Currency, such Lender's Pro Rata Percentage of the Assigned Dollar Value of such L/C Disbursement) made by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph (d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided, however, that no Lender shall be required to make any such payment with respect to any wrongful payment or disbursement made under any Letter of Credit as a result of the gross negligence or wilful misconduct of the Issuing Bank.

                  (e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent, not later than three hours after the Borrower shall have received notice from the Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 2:00 p.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day an amount equal to such L/C Disbursement (or, in the case of an L/C Disbursement denominated in an Alternative Currency, the Assigned Dollar Value of such L/C Disbursement).

                  (f) Obligations Absolute. The Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

                  (i) any lack of validity or enforceability of any Letter of Credit;

                  (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit made with the consent of the Borrower;

                  (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                  (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; provided, however, that payment by the Issuing Bank under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or wilful misconduct of the Issuing Bank;

                  (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; provided, however, that payment by the Issuing Bank under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or wilful misconduct of the Issuing Bank; and

                  (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder; provided, however, that such other act, omission or delay shall not constitute gross negligence or wilful misconduct of the Issuing Bank.

                  It is understood that in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Issuing Bank.

                  (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided, however, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Lender notice thereof.

                  (h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment or the date on which interest shall commence to accrue thereon as provided in paragraph (e) above, at the rate per annum that would apply to such amount if such amount were an ABR Loan.

                  (i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders. Subject to this paragraph (i), upon the acceptance of any appointment as the Issuing Bank hereunder by a successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(d)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

                  (j) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount (or Assigned Dollar Value as of the date of such acceleration) of all outstanding Letters of Credit) of (i) such Event of Default and (ii) the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Collateral Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and
(iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount (or Assigned Dollar Value as of the date of such acceleration) of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after the earlier of (i) the date on which all Events of Default have been cured or waived and (ii) the expiration and return to the Issuing Bank of all outstanding Letters of Credit.

                  (k) Calculation Date Valuations. On each Calculation Date on which there are outstanding any Letters of Credit denominated in an Alternative Currency, the Administrative Agent shall determine, and shall promptly notify the Borrower and the Revolving Credit Lenders of, the aggregate Assigned Dollar Value of such Letters of Credit (which determination shall be conclusive in the absence of manifest error). If, on any Calculation Date, the aggregate Alternative Currency L/C Exposure exceeds $25,000,000, then the Borrower shall deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash in Dollars equal to such excess (such amounts to be held and applied by the Collateral Agent in accordance with the second through sixth sentences of Section 2.21(j) and to be released to the Borrower to the extent of any reduction in such excess).

                  SECTION 2.22. Unavailability of ECU. If the Administrative Agent at any time prior to the commencement of the third stage of EMU determines (after consultation with the Lenders) that:

                  (a) the ECU has ceased to be utilized as the basic accounting unit of the European Community;

                  (b) for reasons affecting the market in ECU generally, the ECU is not freely traded between banks internationally; or

                  (c) it is illegal, impossible or impracticable for payments to be made hereunder in ECU,

then the Administrative Agent may, in its discretion but after consultation with the Borrower and the Lenders, declare (such declaration to be binding on all the parties hereto) that any payment made or to be made thereafter which, but for this provision, would have been payable in ECU shall be made in a component currency of the ECU or Dollars (as selected by the Administrative Agent after consultation with the Borrower and the Lenders) (the "Selected Currency"). The calculation of any amount to be paid in a Selected Currency shall be made by the Administrative Agent on the date that such payment is due (or, if such day is not a Business Day in the relevant Selected Currency, the next succeeding Business Day). The amount of the Selected Currency shall be the equivalent on the date that is the third Business Day prior to date of payment (the "Measurement Date") of the components of the ECU when it was most recently used in the European Monetary System, provided that if the ECU is being used by public institutions of or within the European Community on the Measurement Date, the Administrative Agent shall calculate the equivalent of such payment in the Selected Currency by using the currency amounts that are components of the ECU which are used by such public institutions on the Measurement Date.


ARTICLE III.  REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to each of the Lenders that:

                  SECTION 3.01. Organization; Powers. The Borrower and each of the Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business and is in good standing in every jurisdiction where such qualification is required, except where the failure so to qualify or be in good standing would not result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder. The ESOP (a) has been duly authorized, organized and established by all necessary corporate action on the part of the Borrower and (b) is a legal and valid employee stock ownership plan within the meaning of
Section 4975(e)(7) of the Code and Treasury Regulation Section 54.4975-11 and is duly qualified under Section 401(a) of the Code.

                  SECTION 3.02. Authorization. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is a party and the borrowings hereunder, the creation of the security interests contemplated thereby and the other transactions contemplated hereby and thereby
(a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, other than any law, statute, rule or regulation, the violation of which will not result in a Material Adverse Effect, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any material provision of any material indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property (including the Mortgaged Properties) or assets is or may be bound, (ii) be in conflict with, result in a breach of, constitute (alone or with notice or lapse of time or both) a default under or give rise to any right to accelerate any material obligation on the part of the Borrower or any Subsidiary under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien (other than any Lien created under the Security Documents) upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary.

                  SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by the Borrower and each other Loan Party a party thereto will constitute, a legal, valid and binding obligation of the Borrower and such Loan Party enforceable against the Borrower and such Loan Party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  SECTION 3.04. Approvals. (a) No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for
(i) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (ii) recordation of the Mortgages and (iii) such as have been made or obtained and are in full force and effect.

                  (b) No consent or authorization of any Person (other than any Governmental Authority) is required in connection with the Transactions except
(i) such as have been obtained and are in full force and effect or (ii) such the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.05. Financial Statements. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheets and statements of income and changes in financial condition as of and for the fiscal years ended December 31, 1997, December 31, 1996, December 31, 1995, and December 31, 1994, audited by and accompanied by the opinion of Arthur Andersen & Co., independent public accountants. Such financial statements present fairly the financial condition and results of operations of the Borrower and its consolidated subsidiaries as of such dates and for such periods and were prepared in accordance with GAAP applied on a consistent basis. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated subsidiaries as of the dates thereof.

                  (b) The Borrower has heretofore furnished to the Lenders an unaudited pro forma consolidated balance sheet as of December 31, 1998, which was prepared giving effect to the Rockwell Acquisition as if it had occurred on September 30, 1998. Such pro forma balance sheet has been prepared based on the assumptions used to prepare the pro forma financial information contained in the September Confidential Information Memorandum, is based on the best information available to the Borrower as of the date of delivery thereof, accurately reflects all adjustments required to be made to give effect to the Rockwell Acquisition and presents fairly on a pro forma basis the estimated consolidated financial position of the Borrower and its subsidiaries as of December 31, 1998, assuming that the Rockwell Acquisition had actually occurred at September 30, 1998.

                  (c) The Borrower has heretofore furnished to the Lenders an unaudited pro forma consolidated statement of income for the 12 month period ended December 31, 1998, which was prepared giving effect to the Rockwell Acquisition as if it had occurred on September 30, 1998. Such statement of income is based on the best information available to the Borrower as of the date of delivery thereof, accurately reflects all adjustments required to be made to give effect to the Rockwell Acquisition and presents fairly on a pro forma basis the estimated results of operations of the Borrower and its consolidated subsidiaries for the 12 month period ended December 31, 1998, assuming that the Rockwell Acquisition had actually occurred on September 30, 1998.

                  SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the business, assets, operations, properties, financial condition, contingent liabilities or material agreements of the Borrower and the Subsidiaries, taken as a whole, since December 31, 1997.

                  SECTION 3.07. Title to Properties; Possession Under Leases.
(a) Each of the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property). All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02. No material portion of any Mortgaged Property shall be subject to any lease, license, sublease or other agreement granting to any person any right to use, occupy or enjoy the same.

                  (b) Each of the Borrower and the Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases under which it is a tenant.

                  (c) Except as set forth on Schedule 3.07(c), the Borrower has not received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

                  (d) Except as set forth on Schedule 3.07(d), the Borrower is not obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

                  SECTION 3.08. Subsidiaries. (a) Schedule 3.08 sets forth as of the Effective Date a list of all Subsidiaries and the percentage ownership interest of the Borrower therein.

                  (b) Cobra Canada Inc. does not have any material assets, properties or business operations.

                  SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property, assets or rights of any such Person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  (b) None of the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule, regulation or statute (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

                  (c) To the extent required by applicable law in the jurisdiction in which each Mortgaged Property is located, certificates of occupancy and permits are in effect for such Mortgaged Property as currently constructed. True and complete copies of all certificates of occupancy and permits with respect to each Mortgaged Property have been delivered to the Collateral Agent as mortgagee.

                  SECTION 3.10. Agreements. (a) Neither the Borrower nor any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (b) Neither the Borrower nor any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.11. Federal Reserve Regulations. (a) Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                  (b) No part of the proceeds of any Loan or any Letter of Credit has been or will be used by the Borrower or any Subsidiary, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U and X.

                  SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary (a) is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) is a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement.

                  SECTION 3.14. Tax Returns. The Borrower and each Subsidiary have filed or caused to be filed all Federal tax returns and material state and local tax returns required to have been filed by it or with respect to it and has paid or accrued or caused to be paid or accrued all taxes shown to be due and payable on such returns or on any assessments received by it or with respect to it, except taxes that are being contested in good faith by appropriate proceedings and for which it shall have set aside on its books adequate reserves in accordance with GAAP. The Borrower and each Subsidiary has filed or made adequate provision in accordance with GAAP on its books for any material taxes payable by it in connection with the recapitalization transactions of the Borrower and the Subsidiaries consummated on or about January 31, 1995 (including any such taxes payable in respect of indemnities).

                  SECTION 3.15. No Material Misstatements. No written information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, when taken as a whole, as of the date such information, report, financial statement, exhibit or schedule was furnished, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided, however, that, to the extent any such information was based upon or constituted a forecast or projection, the Borrower represents that it acted in good faith and utilized assumptions believed by it to be reasonable.

                  SECTION 3.16. Employee Benefit Plans. The Borrower, each Subsidiary and each ERISA Affiliate is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except where failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. No Reportable Event has occurred within the five-year period prior to the date upon which this representation is made or deemed made or exists in respect of any Plan. The present value of all benefit liabilities under each Plan (based on those assumptions that would be used in a termination of such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $5,000,000 the value of the assets of such Plan, on a termination basis. None of the Borrower, any Subsidiary or any ERISA Affiliate has incurred any Withdrawal Liability in an amount that could reasonably be expected to result in a Material Adverse Effect. None of the Borrower, any Subsidiary or any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

                  SECTION 3.17. Environmental Matters. (a) The properties now or formerly owned or operated by the Borrower and the Subsidiaries (the "Properties") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, or (ii) could give rise to liability under, Environmental Laws resulting from any Release of Hazardous Materials during the Borrower's or the Subsidiaries' ownership or operation of the Properties or, to the knowledge of the Borrower, at any other time, which violations and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  (b) The Properties and all operations of the Borrower and the Subsidiaries are in compliance, and, to the extent the Borrower or the Subsidiaries owned or operated such Properties in the past three years, in the last three years (i) have been in compliance, with all Environmental Laws and all Environmental Permits and (ii) all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (c) During the time of the Borrower's or the Subsidiaries' ownership or operation of the Properties and, to the knowledge of the Borrower, at any other time, there have been no Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of the Borrower or the Subsidiaries, which Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and none of the Properties currently owned or operated by the Borrower and the Subsidiaries are listed on the Federal National Priorities List (under CERCLA and as defined pursuant to Environmental
Law).

                  (d) Neither the Borrower nor any of the Subsidiaries has received any Environmental Claim in connection with the Properties or the operations of the Borrower or the Subsidiaries or with regard to any Person whose liabilities for environmental matters the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do the Borrower or the Subsidiaries have reason to believe that any such notice will be received or is being threatened.

                  (e) Hazardous Materials have not been transported from the Properties by the Borrower or the Subsidiaries or, to the knowledge of Borrower, any other party, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could reasonably be expected to give rise to liability under any Environmental Law that would constitute a Material Adverse Effect, nor have the Borrower or the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all material insurance maintained by the Borrower or by the Borrower for its Subsidiaries as of the Effective Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

                  SECTION 3.19. Solvency. Immediately after the consummation of the Transactions and immediately following the making of each Loan made on the Closing Date and on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair salable value of the assets of the Borrower on a consolidated basis will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Borrower on a consolidated basis as they mature, (b) the assets of the Borrower on a consolidated basis will not constitute unreasonably small capital to carry out its businesses as conducted or as proposed to be conducted, including the capital needs of the Borrower on a consolidated basis (taking into account, in each case, the particular capital requirements of the businesses conducted by the Borrower and the projected capital requirements and capital availability of such businesses), and (c) the Borrower does not intend to, nor does it believe that it or any Subsidiary will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of its obligations).

                  SECTION 3.20. Labor Matters. Except as set forth on Schedule 3.20, as of the Effective Date, there are no strikes pending or threatened against the Borrower or any Subsidiary. The hours worked and payment made to employees and the Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or, to the extent required under GAAP, accrued as a liability on the books of the Borrower or such Subsidiary, except to the extent that failure to make such payment or accrual could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

                  SECTION 3.21. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and proceeds thereof and, when the Collateral is delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral and the proceeds thereof, in each case prior and superior in right to any other Person.

                  (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and proceeds thereof and, when financing statements in appropriate form are filed in the offices specified on Schedule 3.21, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.02.

                  (c) The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on
Schedule 3.21, the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.02.

                  (d) The Intellectual Property Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Intellectual Property Security Agreement) and the proceeds thereof, and when the Intellectual Property Security Agreement is (or appropriate assignments are) filed in the United States Patent and Trademark Office and the United States Copyright Office, the Intellectual Property Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.02.

                  SECTION 3.22. Location of Real Property and Leased Premises.
(a) Schedule 3.22(a) lists completely and correctly as of the Effective Date all real property owned by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries own in fee all the real property set forth on Schedule 3.22(a).

                  (b) Schedule 3.22(b) lists completely and correctly as of the Effective Date all real property leased by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries have valid leases in all the real property set forth on Schedule 3.22(b).

                  SECTION 3.23. Year 2000 Compliance. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) the computer systems of the Borrower and each of the Subsidiaries and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which the systems of the Borrower or any Subsidiary interface), and the testing of all such systems and equipment, as so reprogrammed, will be completed in all material respects by June 30, 1999. The cost to the Borrower and the Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and the Subsidiaries (including the cost of (i) reprogramming errors and (ii) the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect.

ARTICLE IV.  CONDITIONS OF LENDING

                  SECTION 4.01. All Credit Events. On the date of each Borrowing (other than any Revolving Credit Loan deemed made pursuant to Section 2.02(f)), including each Borrowing of a Swingline Loan, and on the date of each issuance of a Letter of Credit (each such event, a "Credit Event"):

                  (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.21(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.20(b).

                  (b) Each representation and warranty set forth in Article III shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representation and warranty expressly relate to an earlier date.

                  (c) At the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

Each Credit Event, including the transactions occurring on the Effective Date, shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event, as to the matters specified in paragraphs (b) and
(c) above. Continuations and conversions of outstanding Borrowings pursuant to
Section 2.10 shall not be deemed to be Borrowings for the purpose of this
Section 4.01.

                  SECTION 4.02. First Credit Event. The obligations of the Lenders to make Loans (other than September 1998 Term Loans) and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until each of the following conditions is satisfied (or waived in accordance with Section 9.08) (it being understood that, notwithstanding the foregoing, the Lenders shall not be obligated to make September 1998 Term Loans until the Effective
Date):

                  (a) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a favorable written opinion of (i) Reed Smith Shaw & McClay LLP, counsel for the Borrower, substantially to the effect set forth in Exhibit I (A) dated the Closing Date, (B) addressed to the Issuing Bank, the Administrative Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby instructs such counsel to deliver such opinions.

                  (b) All legal matters incident to this Agreement, the borrowings and extensions of credit hereunder and the Loan Documents shall be satisfactory to the Lenders, to the Issuing Bank and to Cravath, Swaine & Moore, counsel for the Administrative Agent.

                  (c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect,
         (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to
         (ii) above; and (iv) such other documents as the Lenders, the Issuing Bank or Cravath, Swaine & Moore, counsel for the Administrative Agent, may reasonably request.

                  (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in Sections 4.01(b) and 4.01(c).

                  (e) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

                  (f) The Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect. All the outstanding capital stock of each Domestic Subsidiary, 65% of the outstanding capital stock of each Foreign Subsidiary (other than Cobra Europe S.A., Greysham Railway Friction Products and Vapor UK Limited) that is owned directly by the Borrower or any Domestic Subsidiary and the entire interest of the Borrower in the Pledged Debt Securities (as such term is defined in the Pledge Agreement) shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Secured Parties and certificates (other than the certificates for the Domestic Subsidiaries and Foreign Subsidiaries referred to in Section 5.13(a)) representing such shares, accompanied by stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent.

                  (g) The Security Agreement and the Intellectual Property Security Agreement shall have been duly executed by the Loan Parties party thereto and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral (subject to any Lien expressly permitted by Section 6.02) described in such agreement shall have been delivered to the Collateral Agent.

                  (h) The Collateral Agent shall have received evidence reasonably satisfactory to it of the termination of the Original Credit Agreement and the discharge of all the obligations of the Borrower thereunder. The Collateral Agent shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the States (or other jurisdictions) in which are located the chief executive offices of such Persons or any offices of such Persons in which records have been kept relating to Accounts (as defined in the Security Agreement) and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to the preceding paragraph (except for results with respect to such Loan Parties in such jurisdictions as are referred to in Schedule 4(c) to the Perfection Certificate, which results shall be delivered pursuant to Section 5.13(b)), together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been released.

                  (i) The Collateral Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of the Borrower.

                  (j) (i) Each of the Security Documents, in form and substance satisfactory to the Lenders, relating to each of the Mortgaged Properties shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) each of such Mortgaged Properties shall not be subject to any Lien other than those permitted under Section 6.02, (iii) each of such Security Documents shall have been filed and recorded in the recording office as specified on Schedule 3.22 (or a lender's title insurance commitment, in form and substance reasonably acceptable to the Collateral Agent, insuring the lien of such Security Document as a first lien on such Mortgaged Property (subject to any Lien listed on Schedule B of any related lender's title insurance policy delivered to the Collateral Agent prior to the Closing Date) shall have been received by the Collateral Agent) and, in connection therewith, the Collateral Agent shall have received evidence reasonably satisfactory to it of each such filing and recordation and (iv) the Collateral Agent shall have received such other documents, including a policy or policies of title insurance issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be reasonably requested by the Administrative Agent and the Lenders, insuring the Mortgages as valid first liens on the Mortgaged Properties, free of Liens other than those listed on Schedule B of any related lender's title insurance policy delivered to the Collateral Agent prior to the Closing Date, together with such abstracts, appraisals, confirmations (including with respect to zoning) and legal opinions as may be reasonably requested by the Administrative Agent or the Lenders.

                  (k) The Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement shall have been duly executed by each Guarantor and the Collateral Agent, and shall be in full force and effect.

                  (l) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by
         Section 5.02 and the applicable provisions of the Security Documents.

                  (m) After giving effect to the Transactions, the Borrower and the Subsidiaries shall have no outstanding Indebtedness other than (i) the Loans, and (ii) the Indebtedness referred to in Section 6.01(a).

                  (n) The Lenders shall be reasonably satisfied as to the amount and nature of any environmental and employee health and safety exposures to which the Borrower and the Subsidiaries may be subject and the plans of the Borrower with respect thereto.

                  (o) The Lenders shall be reasonably satisfied with the financial statements referred to in Section 3.05(a). The consolidated financial results of the Borrower for all periods ending prior to the Closing Date shall be consistent in all material respects with the information contained in the Confidential Information Memorandum.

                  (p) There shall be no litigation or administrative proceedings or other legal or regulatory developments, actual or overtly threatened, that, in the reasonable judgment of the Lenders, involve a reasonable possibility of a material adverse effect on the business, assets, operations, properties, financial condition, contingent liabilities, prospects or material agreements of the Borrower and the Subsidiaries taken as a whole or the ability of any Loan Party to perform its obligations under the Loan Documents, or the ability of the parties to consummate the Transactions or the validity or enforceability of any of the Loan Documents or the rights, remedies and benefits available to the Lenders, the Issuing Bank and the Agents under the Loan Documents.

                  (q) There shall have been no material adverse change in the business, assets, operations, properties, financial condition, contingent liabilities, prospects or material agreements of the Borrower and the Subsidiaries since December 31, 1997.


ARTICLE V.  AFFIRMATIVE COVENANTS

                  The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:

                  SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05.

                  (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is currently conducted and operated; comply in all material respects with all material applicable laws, rules, regulations and statutes (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

                  (c) Maintain all financial records in accordance with GAAP.

                  SECTION 5.02. Insurance. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of established repute in the same general area engaged in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it or the use of any products sold by it; and maintain such other insurance as may be required by law.

                  (b) Cause all such policies to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, (i) the insurance carrier shall give the Administrative Agent or the Collateral Agent at least 30 days' prior notice of termination of such policies and (ii) if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Collateral Agent.

                  (c) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency, obtain flood insurance in such total amount as the Collateral Agent may from time to time reasonably require, and otherwise comply with the National Flood Insurance Program as set forth in said Flood Disaster Protection Act of 1973, as it may be amended from time to time.

                  SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other material obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

                  SECTION 5.04. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Administrative Agent and each Lender:

                  (a) within 90 days after the end of each fiscal year, its consolidated balance sheets and related statements of operations, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such subsidiaries during such year, all audited by Arthur Andersen & Co. or other independent public accountants of recognized national standing reasonably acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its unaudited consolidated balance sheets and related statements of operations, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of notes;

                  (c) concurrently with any delivery of any such financial statements, a certificate of a Financial Officer (and, in the case of any financial statements being delivered under clause (a) above, a certificate of the opining accounting firm, which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations), (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating (A) compliance with the covenants contained in Sections 6.13 and 6.14 and (B) the Applicable Percentage based upon the Leverage Ratio;

                  (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

                  (e) as soon as available, and in any event no later than 95 days after the end of each fiscal year thereafter, historical summary data for the immediately preceding year and forecasted financial projections and summary data through the end of the then-current fiscal year, in substantially the same form and format as set forth in the Confidential Information Memorandum (including a specification of the underlying assumptions and management's discussion of historical results), all certified by a Financial Officer of the Borrower to be a fair summary of such entity's results and such entity's good faith estimate of the forecasted financial projections and results of operations for the period through the then-current fiscal year;

                  (f) upon the earlier of (i) 95 days after the end of each fiscal year of the Borrower and (ii) the date on which the financial statements with respect to such period are delivered pursuant to clause
         (a) above, a certificate of a Financial Officer of the Borrower setting forth, in detail satisfactory to the Administrative Agent, the calculation and amount of Excess Cash Flow, if any, for such period; and

                  (g) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower, or compliance with the terms of any Loan Document, as any Lender may reasonably request.

                  SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent and each Lender prompt written notice of the occurrence of the following:

                  (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

                  (b) the filing or commencement of, or any written threat or written notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

                  (c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

                  SECTION 5.06. ERISA. (a) Comply with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except where the failure to comply therewith could not reasonably be expected to have a Material

Adverse Effect, and (b) furnish to the Administrative Agent (i) as soon as possible, and in any event within 30 days after any Responsible Officer of the Borrower either knows or has a reasonable basis to believe that any Reportable Event has occurred, that alone or together with any other Reportable Event could reasonably be expected to result in liability, of the Borrower, any Subsidiary or any ERISA Affiliate to the PBGC, a statement of a Financial Officer of the Borrower setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice the Borrower, any Subsidiary or any ERISA Affiliate receives from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans or to appoint a trustee to administer any Plan or Plans, (iii) within 20 Business Days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer of the Borrower setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by the Borrower, any Subsidiary or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower, any Subsidiary or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA; provided, however, that no such notice will be required hereunder unless the event, when aggregated with all other events occurring at the same time, could be reasonably expected to result in liability in an amount that would exceed $10,000,000.

                  SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any representatives designated by any Lender to visit and inspect the financial records and the properties of the Borrower or any Subsidiary at reasonable times and upon reasonable notice and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by any Lender to discuss the affairs, finances, properties and condition of the Borrower or any Subsidiary with the officers thereof and independent accountants therefor.

                  SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement. The proceeds of all Term Loans shall be applied immediately following receipt thereof by the Borrower in the manner required by this Section 5.08.

                  SECTION 5.09. Compliance with Environmental Laws. Except as could not reasonably be expected to result in a Material Adverse Effect, comply, and use its reasonable best efforts to cause all lessees and other Persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action required by any Governmental Authority in accordance with Environmental Laws; provided, however, that neither the Borrower nor any of the Subsidiaries shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

                  SECTION 5.10. Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.17 or 5.09 shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Borrower, an environmental site assessment report for the Properties (which are the subject of such default) prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Properties.

                  SECTION 5.11. Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or which the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. In addition, if any additional Subsidiary is formed or acquired after the Closing Date, the Borrower will notify the Administrative Agent thereof and (a) the Borrower will cause any such Domestic Subsidiary to become a party to the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and each applicable Security Document in the manner provided therein within twenty Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the Administrative Agent or the Required Lenders shall reasonably request and (b) if any shares of capital stock or Indebtedness of any additional Subsidiary formed or acquired after the Closing Date are owned by or on behalf of any Loan Party, the Borrower will cause such shares and promissory notes evidencing such Indebtedness to be pledged pursuant to the Pledge Agreement within five Business Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary, shares of common stock of such Subsidiary to be pledged pursuant to the Pledge Agreement may be limited to 65% of the outstanding shares of common stock of such Subsidiary). In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by, among other things, (a) substantially all the assets of the Borrower and its

Subsidiaries (including real and other properties acquired subsequent to the Closing Date), other than the common stock of Foreign Subsidiaries, and (b) by 65% of the common stock of each Foreign Subsidiary (other than Cobra Europe S.A., Greysham Railway Friction Products and Vapor UK Limited) that is owned directly by the Borrower or any Domestic Subsidiary). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Collateral Agent, and the Borrower will deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies, surveys and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section 5.11. The Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

                  SECTION 5.12. Material Contracts. (a) Maintain in full force and effect (including exercising any available renewal option), and without amendment or modification, all its material contracts unless the failure so to maintain such contracts or to exercise any renewal option (or the amendments or modifications thereto), individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) Give the Administrative Agent reasonable prior written notice of any amendment or modification of the Senior Unsecured Notes or the related indenture, the Long-Term Pulse Seller Note or the Pulse Subordination Agreement, or the Rockwell Senior Unsecured Credit Agreement or the Exchange Notes or the related indenture.

                  SECTION 5.13. Post-Closing Matters. (a) Deliver to the Collateral Agent, (i) within 30 days after the Closing Date, stock certificates representing all the outstanding capital stock of each of TFL, Inc., RFI Properties, Inc. and Stone Safety Service Corporation, accompanied by undated stock powers endorsed in blank (to the extent not previously delivered), (ii) within 60 days after the Closing Date, stock certificates representing 65% of the outstanding capital stock of each of Westinghouse International Corp., H.P. Srl., RFS(E), Ltd(UK) and Evand Pty. Ltd., accompanied by undated stock powers endorsed in blank (to the extent not previously delivered), together with a revised Schedule 1 to the Pledge Agreement (revised in order to insert therein correct references to the certificate numbers for the stock certificates being delivered pursuant to clause (i) and this clause (ii)), and (iii) within 30 days after the Closing Date, undated instruments of transfer endorsed in blank relating to the Pledged Debt Securities (as such term is defined in the Pledge Agreement).

                  (b) Deliver to the Collateral Agent, within 15 days after the Closing Date, the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties and in the jurisdictions specified on Schedule 4(c) to the Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been released.

ARTICLE VI.  NEGATIVE COVENANTS

                  The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not cause or permit any of the Subsidiaries to:

                  SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness existing on the Closing Date and set forth on
         Schedule 6.01 (and any extensions, renewals or replacements of such Indebtedness so long as the principal amount of such Indebtedness is not increased);

                  (b) Indebtedness created under any Loan Document or under any Rockwell Senior Unsecured Credit Facility Loan Document;

                  (c) in the case of the Borrower, Indebtedness consisting of purchase money Indebtedness incurred in the ordinary course of business after the Closing Date to finance Capital Expenditures permitted under
         Section 6.11; provided, however, that (i) the sum of (A) the aggregate principal amount of any Indebtedness incurred by the Borrower pursuant to this clause (c), (B) the aggregate annual rental payments in respect of all Capital Lease Obligations incurred by the Borrower or any Subsidiary in accordance with Section 6.12 and (C) the aggregate annual payments in respect of a Sale and Leaseback Transaction incurred by the Borrower or any Subsidiary in accordance with Section 6.03 shall not exceed $5,000,000 for any fiscal year and (ii) such Indebtedness is incurred within 90 days after the making of the Capital Expenditures financed thereby;

                  (d) in the case of the Borrower, Indebtedness in respect of a Sale and Leaseback Transaction permitted under Section 6.03;

                  (e) in the case of the Borrower, Indebtedness in respect of Capital Lease Obligations permitted under Section 6.11;

                  (f) in the case of the Borrower, Indebtedness in respect of Rate Protection Agreements;

                  (g) in the case of the Borrower, other unsecured Indebtedness in a principal amount at any time outstanding not in excess of $15,000,000;

                  (h) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided, however, that no Indebtedness under this clause (h) may be incurred by or issued to any Subsidiary of the Borrower that is not a Guarantor;

                  (i) Indebtedness of any Subsidiary that is not a Guarantor in an aggregate principal amount with respect to all such Subsidiaries at any time outstanding not in excess of $10,000,000;

                  (j) Indebtedness of any Subsidiary that is a Guarantor in an aggregate principal amount with respect to all such Subsidiaries at any time outstanding not in excess of $10,000,000; and

                  (k) other unsecured Indebtedness in a principal amount at any time outstanding not in excess of $100,000,000 for which the Borrower or any Subsidiary receives cash only; provided that the Borrower and the Subsidiaries shall be in compliance, on a pro forma basis after giving effect to each incurrence or creation of Indebtedness hereunder, with the covenants contained in Sections 6.13 and 6.14 recomputed as of the last day of the most recently ended fiscal quarter of the Borrower as if such Indebtedness had been incurred or created on the first day of each relevant period for testing such compliance; and provided, further, that the Borrower shall apply an amount equal to 100% of the net cash proceeds of all Indebtedness incurred or created hereunder to repay or prepay in accordance with Section 2.12, first, Rockwell Senior Unsecured Credit Facility Loans or Exchange Notes or other amounts then due and payable under the Rockwell Senior Unsecured Credit Facility Loan Documents and, second, Revolving Credit Borrowings by substantially simultaneously with (and in any event not later than the Business Day next following) the incurrence or creation of such Indebtedness, paying to the Administrative Agent an amount equal to 100% of the net cash proceeds therefrom. For the purposes of this
         Section 6.01(k), the term "net cash proceeds" shall mean (i) the gross proceeds in the form of cash received by the Borrower or any Subsidiary in respect of an incurrence or creation of Indebtedness hereunder, less
         (ii) the sum of (A) the amount, if any, of all taxes (other than income taxes) payable by the Borrower or any Subsidiary in connection with such Indebtedness and the Borrower's good-faith best estimate of the amount of all income taxes payable in connection with such Indebtedness and (B) reasonable and customary fees, commissions and expenses and other costs paid by the Borrower or any Subsidiary in connection with such Indebtedness, in each case only to the extent not already deducted in arriving at the amount referred to in clause (i) of this sentence.

                  SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

                  (a) Liens on property or assets of the Borrower and its Subsidiaries existing on the Closing Date and set forth on Schedule
         6.02 or on Schedule B to any lender's title insurance policy delivered to the Collateral Agent in accordance with Section 4.02(j) prior to the Closing Date (and any extension, renewal or replacement of such Liens); provided, however, that such Liens shall secure only those obligations that they secure on the Closing Date;

                  (b) any Lien created under the Loan Documents;

                  (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary; provided, however, that (i) such Lien is not created in contemplation of or in connection with such acquisition, and (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary;

                  (d) Liens for taxes, assessments or governmental charges not yet due and payable or that are being contested in compliance with
         Section 5.03;

                  (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or, if a portion thereof is due and payable, that are being contested in compliance with Section 5.03;

                  (f) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

                  (g) pledges and deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (h) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary; provided, however, that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 85% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary;

                  (i) Liens incurred in connection with Capital Lease Obligations permitted under Section 6.11;

                  (j) Liens incurred in connection with any Sale and Leaseback Transaction permitted under Section 6.03;

                  (k) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances that do not materially impair the current use or the value of the property subject thereto; and

                  (l) Liens securing Indebtedness permitted by Sections 6.01(i) or 6.01(j); provided however that such Liens apply only to property or assets of the Subsidiary that has incurred such Indebtedness and do not apply to the property or assets of the Borrower or any other Subsidiary.

                  SECTION 6.03. Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale and Leaseback Transaction"), except Sale and Leaseback Transactions entered into by the Borrower to finance the acquisition of equipment and other property so long as
(a) the sum of (i) the Attributable Debt in respect of all such Sale and Leaseback Transactions, (ii) the aggregate principal amount of any purchase money Indebtedness incurred by the Borrower pursuant to Section 6.01(c) and
(iii) the aggregate amount of all Capital Lease Obligations incurred by the Borrower and the Subsidiaries in accordance with Section 6.11 shall not exceed $10,000,000 at any time outstanding and (b) such Sale and Leaseback Transaction occurs within 180 days after the acquisition of such equipment or other property.

                  SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, or give any Guarantee of Indebtedness of, any other Person, except:

                  (a) investments by the Borrower existing on the Effective Date in the capital stock of the Subsidiaries;

                  (b) in the case of the Borrower, Permitted Investments;

                  (c) in the case of the Borrower, the ESOP Loan and the ESOP Note;

                  (d) in the case of the Borrower, pledges and deposits permitted under Section 6.02(g);

                  (e) loans and advances to employees of the Borrower or any of its subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate principal amount outstanding at any one time not to exceed $5,000,000;

                  (f) loans and advances by the Borrower to any Subsidiary that is a Guarantor;

                  (g) investments, loans and advances by the Borrower to any Subsidiary that is not a Guarantor in an aggregate amount not exceeding $4,000,000 with respect to all such Subsidiaries;

                  (h) purchases, leases and other Acquisitions permitted under
         Section 6.05(i); and

                  (i) Guarantees created under any Loan Document.

                  SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, assign, lease, sublease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or any capital stock of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person; provided, however, that the foregoing shall not prohibit:

                  (a) sales of Permitted Investments for cash;

                  (b) sales, transfers and other dispositions of used or surplus equipment, vehicles and other assets in the ordinary course of business (to the extent that the Borrower shall have complied with the provisions of Section 2.12);

                  (c) Sale and Leaseback Transactions permitted by Section 6.03;

                  (d) sales of inventory in the ordinary course of business;

                  (e) sales, transfers and other dispositions by a Subsidiary to the Borrower or to any other Subsidiary that is a party to the Guarantee Agreement and all applicable Security Documents (which, it is understood, does not include TSM);

                  (f) the capital contributions described in Section 6.04(g);

                  (g) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof in the ordinary course of business;

                  (h) the merger of any Subsidiary with the Borrower or any other Subsidiary; provided, however, that (i) at the time of and immediately after giving effect to any such merger no Default or Event of Default shall have occurred, (ii) the Borrower shall be the surviving corporation of any merger involving the Borrower, (iii) no Foreign Subsidiary may merge with a Domestic Subsidiary unless the Domestic Subsidiary shall be the surviving corporation in such merger and (iv) no Subsidiary may merge with another Subsidiary unless the surviving corporation in such merger is a Guarantor; and

                  (i) other purchases, leases and other acquisitions of all or substantially all the assets of, or all the shares or other equity interests in, a Person or division or line of business ("Acquisitions") for which the aggregate consideration paid or payable by the Borrower and the Subsidiaries since the Closing Date does not exceed $150,000,000 (including for this purpose the aggregate principal amount of Indebtedness that is assumed or acquired in connection with Acquisitions); provided, however, that (i) at the time of and immediately after giving effect to each such Acquisition, no Default or Event of Default shall have occurred and be continuing, (ii) such Acquisition is not the result of an unsolicited tender offer by the Borrower or the Subsidiaries, (iii) after giving effect to such Acquisition, there shall exist at least $10,000,000 in unused Revolving Credit Commitments, (iv) after giving effect to such Acquisition, the Borrower and the Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such Acquisition with the covenants contained in Sections 6.13 and 6.14 recomputed as at the last day of the most recently ended fiscal quarter of the Borrower as if such Acquisition had occurred on the first day of each relevant period for testing such compliance, and (v) prior to the consummation of any such Acquisition for aggregate consideration of at least $15,000,000, the Borrower shall have delivered a certificate of a Responsible Officer of the Borrower to the Administrative Agent certifying as to the truth of the matters set forth in clauses (i), (ii), (iii) and (iv) above and setting forth reasonably detailed calculations with respect to the matters being certified to pursuant to clause (iv) above; provided further, that any single Acquisition or series of related Acquisitions made for consideration in excess of $50,000,000 will require the approval of the Required Lenders.

                  SECTION 6.06. Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose; provided, however, that (a) any Subsidiary may declare and pay dividends or make other distributions to the Borrower or to a Guarantor; (b) the Borrower may repurchase or redeem Common Stock required to be repurchased or redeemed pursuant to the terms of the ESOP (and the applicable provisions of ERISA and the Code); (c) unless an Event of Default or any Default under paragraph (c) of Article VII shall have occurred and be continuing, the Borrower may repurchase its Common Stock; and (d) unless an Event of Default or any Default under paragraph (c) of Article VII shall have occurred and be continuing, the Borrower may declare and pay cash dividends in respect of its Common Stock (including Common Stock held by the ESOP); provided, further, that the aggregate amount of repurchases, redemptions and dividends (net of dividends on unallocated shares of Common Stock of the Borrower that are returned to the Borrower) made pursuant to clauses (c) and (d) of this Section
6.06 in any fiscal year shall not exceed the excess of (i) $15,000,000 over (ii) the aggregate amount of prepayments of the Long-Term Pulse Seller Note, the Rockwell Senior Unsecured Credit Facility Loans and the Exchange Notes during such fiscal year made pursuant to Section 6.09(c).

                  SECTION 6.07. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that as long as no Default or Event of Default shall have occurred and be continuing, the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties; provided, however, that this Section 6.07 shall not restrict (i) any transaction expressly permitted by Section 6.04 or 6.06 or (ii) any extension of the current financial advisory services agreement between the Borrower and Vestar Capital (provided that the annual fee payable pursuant thereto is not increased).

                  SECTION 6.08. Business of Borrower and Subsidiaries. Engage at any time in any business or business activity other than the business conducted by it as of the Closing Date (or, with respect to TSM, the Effective Date) and business activities reasonably incidental thereto.

                  SECTION 6.09. Limitations on Certain Debt Payments and Interest Payments. Optionally prepay, repurchase or redeem or otherwise defease or segregate funds with respect to any Indebtedness for borrowed money of the Borrower or any Subsidiary (including the Long-Term Pulse Seller Note, the Senior Unsecured Notes, the Rockwell Senior Unsecured Credit Facility Loans and the Exchange Notes), other than

(a) Indebtedness under this Agreement, (b) Rockwell Senior Unsecured Credit Facility Loans and Exchange Notes with the proceeds of Indebtedness incurred or created pursuant to Section 6.01(k) and (c) prepayments of the Long-Term Pulse Seller Note or the Rockwell Senior Unsecured Credit Facility Loans or the Exchange Notes (other than as contemplated by clause (b) above) in any fiscal year in an aggregate amount that does not exceed the excess of (i) $15,000,000 over (ii) the aggregate amount of repurchases, redemptions and dividends (net of dividends on unallocated shares of Common Stock of the Borrower that are returned to the Borrower) made pursuant to clauses (c) and (d) of Section 6.06 during such fiscal year.

                  SECTION 6.10. Amendment of Certain Documents; Certain Agreements. (a) Permit any termination of, or any amendment or modification that, in the reasonable judgment of the Lenders, is adverse in any material respect to the Lenders to, (i) the Certificate of Incorporation of the Borrower,
(ii) the By-laws of the Borrower, (iii) any Recapitalization Document (other than, subject to Section 9.04, a Loan Document) or (iv) any Rate Protection Agreement.

                  (b) Permit any amendment or modification to the terms of the Senior Unsecured Notes or the related indenture, the Long-Term Pulse Seller Note or the Pulse Subordination Agreement, or the Rockwell Senior Unsecured Credit Agreement, or the Exchange Notes or the related indenture that is adverse to the Lenders.

                  (c) Permit any Subsidiary to enter into any indenture, agreement or other instrument that restricts the ability of such Subsidiary to pay dividends or make distributions on its capital stock.

                  SECTION 6.11. Limitation on Capital Lease Obligations. Create or suffer to exist any Capital Lease Obligation, except Capital Lease Obligations incurred by the Borrower to finance the acquisition of equipment and other property, so long as (a) the sum of (i) the amount of all such Capital Lease Obligations, (ii) the aggregate principal amount of any purchase money Indebtedness incurred by the Borrower in accordance with Section 6.01(c) and
(iii) the aggregate Attributable Debt in respect of all Sale and Leaseback Transactions entered into by the Borrower or any of its Subsidiaries in accordance with Section 6.03 shall not exceed $10,000,000 at any time outstanding, (b) each Capital Lease Obligation at the time of its incurrence shall have an average life to maturity greater than the average life to maturity of the Term Loans outstanding at such time and (c) none of the related leases shall contain financial covenants.

                  SECTION 6.12. Capital Expenditures. Make or permit to be made any Capital Expenditures, except that the Borrower may make Capital Expenditures
(a) during the period from June 30, 1998, through December 31, 1998, not in excess of $20,000,000 and (b) during each fiscal year thereafter of up to the amount set forth in the table below opposite such fiscal year:

                         Year:                      Amount:
                         -----                      -------

                         1999                     $30,000,000
                         2000                     $35,000,000
                         2001                     $35,000,000
                         2002                     $40,000,000
                         2003                     $40,000,000

                  The amount of Capital Expenditures permitted pursuant to this
Section 6.12 (i) in any fiscal year other than 1999, shall be increased by the total amount of unused permitted Capital Expenditures for the immediately preceding fiscal year (less an amount equal to any unused Capital Expenditures carried forward to such preceding year) and (ii) in fiscal year 1999 shall be increased by the total amount of unused permitted Capital Expenditures for the period from June 30, 1998, through December 31, 1998.

                  SECTION 6.13. Interest Expense Coverage Ratio. Permit the Interest Expense Coverage Ratio for any period of four consecutive fiscal quarters ending on the last day of the fiscal quarter indicated below (or, if shorter, the period from and including the Closing Date, to such last day) to be less than the ratio set forth opposite such date:

                    Fiscal Quarter Ending:                         Ratio:
                    ----------------------                         ------

                    June 30, 1998                             3.00 to 1.00
                    September 30, 1998                        3.00 to 1.00
                    December 31, 1998                         3.00 to 1.00
                    March 31, 1999                            3.00 to 1.00
                    June 30, 1999                             3.00 to 1.00
                    September 30, 1999                        3.00 to 1.00
                    December 31, 1999                         3.00 to 1.00
                    March 31, 2000                            3.00 to 1.00
                    June 30, 2000                             3.00 to 1.00
                    September 30, 2000                        3.00 to 1.00
                    December 31, 2000                         3.00 to 1.00
                    March 31, 2001                            3.00 to 1.00
                    June 30, 2001                             3.00 to 1.00
                    September 30, 2001                        3.00 to 1.00
                    December 31, 2001                         3.00 to 1.00
                    Thereafter                                3.50 to 1.00


                  SECTION 6.14. Leverage Ratio. Permit the Leverage Ratio on the last day of the fiscal quarter indicated below to be in excess of the ratio set forth opposite such date:

                    Fiscal Quarter Ending:                         Ratio:
                    ----------------------                         ------

                    June 30, 1998                               4.00 to 1.00
                    September 30, 1998                          4.25 to 1.00
                    December 31, 1998                           4.25 to 1.00
                    March 31, 1999                              4.00 to 1.00
                    June 30, 1999                               4.00 to 1.00
                    September 30, 1999                          4.00 to 1.00
                    December 31, 1999                           4.00 to 1.00
                    March 31, 2000                              3.75 to 1.00
                    June 30, 2000                               3.75 to 1.00
                    September 30, 2000                          3.75 to 1.00
                    December 31, 2000                           3.75 to 1.00
                    March 31, 2001                              3.50 to 1.00
                    June 30, 2001                               3.50 to 1.00
                    September 30, 2001                          3.50 to 1.00
                    December 31, 2001                           3.50 to 1.00
                    March 31, 2002                              3.00 to 1.00
                    June 30, 2002                               3.00 to 1.00
                    September 30, 2002                          3.00 to 1.00
                    December 31, 2002                           3.00 to 1.00
                    Thereafter                                  2.50 to 1.00

                  SECTION 6.15. Asset Value of Guarantors. Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall not (a) purchase or acquire any capital stock, evidences of Indebtedness or other securities of, (b) make any loans or advances to, (c) make any investment or acquire any other interest in, (d) sell, transfer, assign, lease, sublease or otherwise dispose of any of its assets (whether now owned or hereafter acquired) or the capital stock of any Subsidiary to, (e) permit the merger into or consolidation with any other Person by, (f) permit any other Person to merge into or consolidate with, or (g) permit the purchase, lease or other acquisition of any assets of any other Person, other than in the ordinary course of business, by, any Subsidiary, unless, at the time of and after giving effect to each such transaction referred to in clauses (a) through (g) above, the book value of all assets owned or held by Guarantors, on a consolidated basis, would not exceed $250,000,000.

ARTICLE VII.  EVENTS OF DEFAULT

                  In case of the happening of any of the following events ("Events of Default"):

                  (a) any representation or warranty made or deemed made in any Loan Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                  (b) default shall be made in the payment of any principal of any Loan or reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for payment thereof or by acceleration thereof or otherwise;

                  (c) default shall be made in the payment of any interest on any Loan or L/C Disbursement or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

                  (d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 2.12(b), 2.12(c), 2.12(d), 5.01(a), 5.05, 5.08, 5.12 or in Article VI;

                  (e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (b), (c) or (d) above) and such default shall continue unremedied for a period of 15 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

                  (f) the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $5,000,000, when and as the same shall become due and payable (after giving effect to any applicable grace period), or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) relief in respect of the Borrower or any Subsidiary, or of a substantial part of the property or assets of the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or a Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner (but within 60 days in any event), any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding,

         (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

                  (i) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 (to the extent not covered by insurance) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

                  (j) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(l) of the Code), shall have occurred with respect to any Plan or Plans that could reasonably be expected to result in liability of the Borrower to the PBGC or to a Plan and, within 30 days after the reporting of any such Reportable Event to the Administrative Agent or after the receipt by the Administrative Agent of the statement required pursuant to Section 5.06(b)(iii), the Administrative Agent shall have notified the Borrower in writing that (i) the Required Lenders have reasonably determined that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States district court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States district court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans or give notice of its intention to do so; and, in connection with any of the events set forth in this clause (j), the liability that the Borrower, its Subsidiaries and its ERISA Affiliates could be reasonably expected to incur would have a Material Adverse Effect;

                  (k) (i) the Borrower, any Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan (or otherwise shall know or have a reasonable basis to believe) that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower, such Subsidiary or such ERISA Affiliate shall not have reasonable grounds for contesting such Withdrawal Liability or shall not in fact contest such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of the Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with unsatisfied Withdrawal Liabilities (determined as of the date or dates of such notification), could be reasonably expected to have a Material Adverse Effect;

                  (l) the Borrower, any Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan (or otherwise shall know or have a reasonable basis to believe) that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of the ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Borrower, the Subsidiaries and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount that could be reasonably expected to have a Material Adverse Effect;

                  (m) there shall have occurred a Change in Control;

                  (n) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower not to be, a valid, perfected, first priority (except as otherwise expressly provided in the Credit Agreement or such Security Document) security interest in the securities, assets or properties covered thereby (other than a security interest in securities, assets or properties having, in the aggregate, a fair market value not in excess of $100,000), except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement or to file UCC continuation statements unless the Borrower has been requested by the Collateral Agent in writing to file such statements in a timely fashion and fails to do so;

                  (o) any Loan Document shall not be for any reason, or shall be asserted by the Borrower not to be, in full force and effect and enforceable in all material respects in accordance with its terms;

                  (p) the Obligations and the guarantees thereof pursuant to the Guarantee Agreement shall cease to constitute, or shall be asserted by the Borrower or any Guarantor not to constitute, senior indebtedness under the subordination provisions of any subordinated Indebtedness of the Borrower or such subordination provisions shall be invalidated or otherwise cease to be a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms; or

                  (q) any material provision of any Guarantee Agreement shall cease to be in full force and effect and enforceable in accordance with its terms for any reason whatsoever or any Guarantor shall contest or deny in writing the validity or enforceability of any of its obligations under the Guarantee Agreement, as applicable, or the Obligations shall cease to be entitled to the material benefits of any other Loan Document for any reason whatsoever;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.


ARTICLE VIII.  THE AGENTS

                  In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders and the Issuing Bank and BNY is hereby appointed as Documentation Agent on behalf of the Lenders (the Administrative Agent, the Collateral Agent and the Documentation Agent are referred to collectively as the "Agents"). Each of the Lenders and each assignee of any such Lender, hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or the Issuing Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and to distribute to each Lender or the Issuing Bank on the due date therefor its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute promptly to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent. Without limiting the generality of the foregoing, the

Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

                  Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders (or, in the case of any matter requiring the approval of all the Lenders, in accordance with written instructions signed by all the Lenders) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank of any of its obligations hereunder or to any Lender or the Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or the Issuing Bank or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with reasonable care with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                  The Lenders hereby acknowledge that no Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

                  Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor, which successor shall be reasonably acceptable to the Borrower. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within

30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank and be reasonably acceptable to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                  With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

                  Each Lender agrees (i) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commitments hereunder) of any expenses incurred for the benefit of the Lenders by the Agents, including reasonable counsel fees and compensation of agents paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and
(ii) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes (other than income taxes), obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; provided, however, that no Lender shall be liable to an Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents.

                  Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

ARTICLE IX.  MISCELLANEOUS

                  SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at 1001 Station Street, Wilmerding, PA 15148, Attention: Mr. W. Clayton Davis (Telecopy No.
         (412) 825-1333), with a copy to Robert J. Brooks at the same address (Telecopy No. (412) 825-1156);

                  (b) if to the Administrative Agent, to Chase Manhattan Bank Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Doris Mesa (Telecopy No. (212) 552-5650), with a copy to The Chase Manhattan Bank, at 270 Park Avenue, New York 10017, Attention of Julie Long (Telecopy No. (212) 972-9854);

                  (c) if to the Issuing Bank, to it at Letter of Credit Department, 1201 Market Street, 8th Floor, Wilmington, Delaware 19801, Attention of Michael Handango (Telecopy No. (302) 428-3390 or (302) 984-4904); and

                  (d) if to a Lender, to it at its address (or telecopy number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch, if mailed by certified or registered mail, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

                  SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated.

                  SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

                  SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                  (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitments, the Loans and its L/C Exposure at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, the Borrower (other than during the continuance of an Event of Default under Article VII (g) or (h)) and the Administrative Agent (and, in the case of any assignment of a Revolving Credit Commitment, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender, the amount of the Commitments of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the entire Commitment of the assigning Lender), (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (provided, however, that if such assignment is being effected pursuant to Section 2.13(c), 2.14(c) or 2.19(g) or paragraph (j) below, such recordation fee shall be paid to the Administrative Agent by the Borrower or the Issuing Bank, as applicable), and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Assignments of Commitments need not be pro rata. Upon acceptance and recording pursuant to paragraph (e) below, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof,
(A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 9.05, as well as to any interest and Fees accrued for its account and not yet paid).

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, the outstanding balances of its Term Loans and Revolving Loans and its outstanding L/C Exposure, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements, if any, delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, principal amount of the Loans owing to and L/C Exposure of, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower, the Swingline Lender, the Issuing Bank and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Lenders, the Issuing Bank and the Swingline Lender. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

                  (f) Each Lender may without the consent of the Borrower, the Swingline Lender, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Loans owing to it and its L/C Exposure); provided, however, that
(i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15 and 2.19 to the same extent as if they were Lenders and (iv) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans and the actual release of all or substantially all the Collateral under the Security Documents).

                  (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, however, that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to
Section 9.17.

                  (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided, however, that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

                  (i) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

                  (j) In the event that Standard & Poor's, Moody's and Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Lender, downgrade the long-term certificate of deposit ratings (or long-term senior debt ratings in the case of a Lender that is not a bank) of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), respectively, then the Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrower to use its reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) such assignee shall be reasonably acceptable to the Administrative Agent and the Borrower, (ii) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (iii) the Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

                  SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agents, the Issuing Bank and the Swingline Lender in connection with the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by any Agent or Lender or the Issuing Bank in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent, the Collateral Agent and the Issuing Bank, and one local counsel in each applicable jurisdiction, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for any Agent or Lender or the Issuing Bank.

                  (b) The Borrower agrees to indemnify each Agent, each Lender and the Issuing Bank, each Affiliate of any of the foregoing Persons and each of their respective directors, officers, employees and agents (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of any claim, litigation, investigation or proceeding, whether or not any Indemnitee is a party thereto, relating to (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, or (iii) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Claim related in any way to the Borrower or the Subsidiaries; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor.

                  SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured, and irrespective of whether such Lender is otherwise fully secured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

                  SECTION 9.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 9.08. Waivers; Amendment. (a) No failure or delay of any Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement (i) shall (A) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date of, or date for the payment of any interest on, any Loan, or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (B) increase or extend the Commitments or decrease the Commitment Fees of any Lender without the prior written consent of such Lender, or (C) amend or modify the provisions of Section 2.16, the provisions of this Section 9.08, the definition of "Required Lenders", release all or any substantial part of the Collateral or release from its obligations under the Guarantee Agreement any Guarantor that owns a substantial part of the assets of the Borrower on a consolidated basis, in each case without the prior written consent of each Lender affected thereby, (ii) shall amend, modify or otherwise affect the rights or duties of any Agent, the Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of such Agent, the Issuing Bank or the Swingline Lender, as applicable, (iii) shall change the allocation between June 1998 Term Loans and September 1998 Term Loans of any prepayment pursuant to Section 2.12 without the prior written consent of (A) Lenders holding June 1998 Term Loans representing more than 50% of the aggregate outstanding principal amount of the June 1998 Term Loans and (B) Lenders holding September 1998 Term Loans representing more than 50% of the aggregate outstanding principal amount of the September 1998 Term Loans or (iv) shall operate as a waiver of a Default or Event of Default, amendment or modification for the purposes of Section 4.01 without the prior written consent of Lenders holding more than 50% of the Revolving Credit Commitments.

                  SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts that are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  SECTION 9.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

                  SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE

FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

                  SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

                  SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

                  (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.16. Mortgaged Property Casualty and Condemnation.
(a) Notwithstanding any other provision of this Agreement or the Security Documents, the Collateral Agent is authorized, at its option (for the benefit of the Secured Parties), to collect and receive, to the extent payable to the Borrower or any other Loan Party, all insurance proceeds, damages, claims and rights of action under any insurance policies with respect to any casualty or other insured damage ("Casualty") to any portion of any Mortgaged Property (collectively, "Insurance Proceeds"), unless the amount of the related Insurance Proceeds is less than $10,000,000 and an Event of Default shall not have occurred and be continuing. The Borrower agrees to notify the Collateral Agent and the Administrative Agent, in writing, promptly after the Borrower obtains notice or knowledge of any Casualty to a Mortgaged Property, which notice shall set forth a description of such Casualty and the Borrower's good faith estimate of the amount of related damages. The Borrower agrees, subject to the foregoing limitations, to endorse and transfer or cause to be endorsed or transferred any Insurance Proceeds received by it or any other Loan Party to the Collateral Agent.

                  (b) The Borrower will notify the Collateral Agent and the Administrative Agent immediately upon obtaining knowledge of the institution of any action or proceeding for the taking of any Mortgaged Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner (a "Condemnation"). No settlement or compromise of any claim in connection with any such action or proceeding shall be made without the consent of the Collateral Agent, which consent shall not be unreasonably withheld. The Collateral Agent is authorized, at its option (for the benefit of the Secured Parties), to collect and receive all proceeds of any such Condemnation (in each case, the "Condemnation Proceeds"). The Borrower agrees to execute or cause to be executed such further assignments of any Condemnation Proceeds as the Collateral Agent may reasonably require.

                  (c) In the event of a Condemnation of all or substantially all of any Mortgaged Property (which determination shall be made by the Collateral Agent in its reasonable discretion), unless the Borrower shall have notified the Collateral Agent in writing promptly after such Condemnation that it intends to replace the related Mortgaged Property (and no Default or Event of Default shall have occurred and be continuing at the time of such election), the Collateral Agent may deem such event to be a Prepayment Event, and shall apply the Condemnation Proceeds received as a result of such Condemnation (less the reasonable costs, if any, incurred by the Collateral Agent or the Borrower in the recovery of such Condemnation Proceeds, including reasonable attorneys' fees, other charges and disbursements (the Collateral Agent having agreed to reimburse the Borrower from such Condemnation Proceeds such costs incurred by the Borrower)) to prepay obligations outstanding under this Agreement to the extent required under Section 2.12, with any remaining Condemnation Proceeds being returned to the Borrower. If the Borrower shall elect to replace a Mortgaged Property as contemplated above, (i) the replacement property shall be of utility comparable to that of the replaced Mortgaged Property and (ii) the insufficiency of any Condemnation Proceeds to defray the entire expense of the related location, acquisition and replacement of such replacement property shall in no way relieve the Borrower of its obligation to complete the construction or acquisition of any replacement property if the Borrower shall have made such election and shall have acquired the related real property. Any condemnation of substantially all of a Mortgaged Property is referred to herein as a "`substantially all' Condemnation".

                  (d) In the event of any Condemnation of the Mortgaged Property, or any part thereof (other than a Condemnation described in paragraph
(c) above and subject to the provisions of paragraph (f) below), the Collateral Agent shall apply the Condemnation Proceeds (to the extent it receives such proceeds), first, in the case of a partial Condemnation, to the repair or restoration of any integrated structure subject to such Condemnation and, second, shall apply the remainder of such Condemnation Proceeds (less the reasonable costs, if any, incurred by the Collateral Agent and the Borrower in the recovery of such Condemnation Proceeds, including reasonable attorneys' fees (the Collateral Agent having agreed to reimburse the Borrower from such Condemnation Proceeds such costs incurred by the Borrower)) to prepay obligations outstanding under this Agreement to the extent required under
Section 2.12, with any remaining Condemnation Proceeds being returned to the Borrower.

                  (e) In the event of any Casualty of the improvements of any Mortgaged Property and so long as no Default or Event of Default has occurred and is continuing, the Borrower shall have the option to either:

                  (i) restore the Mortgaged Property to a condition substantially similar to its condition immediately prior to such Casualty and to invest the balance, if any, of any Insurance Proceeds, in equipment, vehicles or other assets used in the Borrower's principal lines of business within 180 days after the receipt thereof, provided, however, that the Borrower, pending such reinvestment, promptly deposits such excess Insurance Proceeds in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties, or

                  (ii) direct the Collateral Agent to apply the related Insurance Proceeds to prepay obligations outstanding under this Agreement to the extent required under Section 2.12, with any remaining Insurance Proceeds being returned to the Borrower.

It is understood that any excess Insurance Proceeds that are not reinvested in the Borrower's principal lines of business as contemplated above will be applied to prepay obligations outstanding under this Agreement to the extent required under Section 2.12.

                  If required to do so, the Borrower shall make the election contemplated by the immediately preceding paragraph by notifying the Collateral Agent promptly after the later to occur of (A) 30 days after the Borrower and its insurance carrier reach a final determination of the amount of any Insurance Proceeds and (B) 60 days after the occurrence of the Casualty. If the Borrower shall be required or shall elect to restore the Mortgaged Property, the insufficiency of any Insurance Proceeds or Condemnation Proceeds to defray the entire expense of such restoration shall in no way relieve the Borrower of such obligation to so restore if it is so required or once such election has been made. In the event the Borrower shall be required to restore or shall notify the Collateral Agent of its election to restore, the Borrower shall diligently and continuously prosecute the restoration of the Mortgaged Property to completion. In the circumstance where the Borrower shall be required to restore or shall so elect to restore and no Event of Default has occurred and is continuing the Borrower shall not be required to comply with the requirements of paragraph (f) below in connection with such restoration (except as required by clauses
(f)(iii)(A) and (B)), so long as the cost of such restoration shall be less than $500,000. In the event of a Casualty where the Borrower is required to make the election set forth above and the Borrower either shall fail to notify the Collateral Agent of its election within the period set forth above or shall elect not to restore the Mortgaged Property, the Collateral Agent shall (after being reimbursed for all reasonable costs of recovery of such Insurance Proceeds including reasonable attorneys' fees and after reimbursing the Borrower for all such reasonable costs incurred by the Borrower) apply such Insurance Proceeds to prepay obligations outstanding under this Agreement to the extent required under
Section 2.12. In addition, upon such prepayment, the Borrower shall be obligated to place the remaining portion, if any, of the Mortgaged Property in a safe condition that is otherwise in compliance with the requirements of applicable Governmental Authorities and the provisions of this Agreement and the applicable Mortgage.

                  (f) Except as otherwise specifically provided in this Section 9.16, all Insurance Proceeds and all Condemnation Proceeds recovered by the Collateral Agent (i) are to be applied to the restoration of the applicable Mortgaged Property (or, if permitted in the event of a total or "substantially all" Condemnation as contemplated in paragraph (c) above, to the location, acquisition and construction of a replacement for the applicable Mortgaged Property) (less the reasonable cost, if any, to the Collateral Agent of such recovery and of paying out such proceeds, including reasonable (x) attorneys' fees, (y) other charges and (z) disbursements and costs allocable to inspecting the Work (as defined below)), (ii) shall be applied by the Collateral Agent to the payment of the cost of restoring or replacing the Mortgaged Property so damaged, destroyed or taken or of the portion or portions of the Mortgaged Property not so taken (the "Work") and (iii) shall be paid out from time to time to the Borrower (as certified by the Borrower) as and to the extent the Work (or the location and acquisition of any replacement of any Mortgaged Property) progresses for the payment thereof, but subject to each of the following conditions:

                  (A) the Borrower must promptly commence the restoration process or the location, acquisition and replacement process (in the case of a total or "substantially all" Condemnation) in connection with the Mortgaged Property;

                  (B) upon completion thereof, the improvements shall (I) be in compliance with all requirements of applicable Governmental Authorities such that all representations or warranties of the Borrower relating to the compliance of such Mortgaged Property with applicable laws, rules or regulations in this Agreement or the Security Documents will be correct in all respects and (II) be at least equal in value and general utility to the improvements that were on such Mortgaged Property (or that were on the Mortgaged Property that has been replaced, if applicable) prior to the Casualty or Condemnation, and in the case of a Condemnation, subject to the affect of such Condemnation;

                  (C) there shall be no Default or Event of Default that has occurred and is continuing; and

                  (D) after commencing the Work, the Borrower shall continue to perform the Work diligently and in good faith to completion.

Upon completion of the Work and payment in full therefor, the Collateral Agent will disburse to the Borrower the amount of any Insurance Proceeds or Condemnation Proceeds then or thereafter in the hands of the Collateral Agent on account of the Casualty or Condemnation that necessitated such Work to be applied (x) to prepay obligations outstanding under this Agreement to the extent required under Section 2.12, with any excess being returned to the Borrower, or
(y) to be reinvested in the Borrower's principal lines of business within 180 days after the receipt thereof; provided, however, that the Borrower, pending such reinvestment, promptly deposits such amounts in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties.

                  (g) Notwithstanding any other provisions of this Section 9.16, if the Borrower shall have elected to replace a Mortgaged Property in connection with a total or "substantially all" Condemnation as contemplated in paragraph
(c) above, all Condemnation Proceeds held by the Collateral Agent in connection therewith shall be applied to prepay obligations outstanding under this Agreement to the extent required under Section 2.12 if (i) the Borrower notifies the Collateral Agent and the Administrative Agent that it does not intend to replace the related Mortgaged Property, (ii) an Officer of the Borrower shall not have notified the Administrative Agent and the Collateral Agent in writing that the Borrower has acquired or has entered into a binding contract to acquire land upon which it will construct the replacement property within six months after the related Condemnation or (iii) the Borrower shall have not notified the Administrative Agent and the Collateral Agent in writing that it has begun construction of the replacement structures within one year after the related Condemnation. Any funds not required to be applied in accordance with Section
2.12 shall be returned to the Borrower.

                  (h) Nothing in this Section 9.16 shall prevent the Collateral Agent from applying at any time all or any part of the Insurance Proceeds or Condemnation Proceeds to the curing of any Event of Default under this Agreement.

                  SECTION 9.17. Confidentiality. Except as otherwise provided in
Section 9.04(g), each of the Agents, the Issuing Bank and each of the Lenders agrees to keep confidential (and (i) to cause its respective officers, directors and employees to keep confidential and (ii) to use its best efforts to cause its respective agents and representatives to keep confidential) the Information and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Agents, the Issuing Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, affiliates, agents and representatives as need to know such Information, (b) to the extent requested by any bank regulatory authority,
(c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) to prospective assignees (who agree to be bound by this Section 9.17), (e) in any legal proceedings between the Borrower and any Lender or (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Agreement or (ii) becomes available to the Agents, the Issuing Agent or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section 9.17, the term "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Agents, the Issuing Bank or any Lender based on any of the foregoing) that are received by the Borrower and relate to the Borrower, any shareholder of the Borrower or any employee, customer or supplier of the Borrower, other than any of the foregoing that were available to the Agents, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower, and which are, in the case of Information provided after the Closing Date, clearly identified at the time of delivery as confidential. The provisions of this Section 9.17 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement. Notwithstanding the foregoing, the parties hereto agree that the filing of any of the Loan Documents (to the extent necessary in the reasonably judgment of the Collateral Agent after consulting with the Borrower) properly to ensure the validity or priority of the Collateral Agent's lien under any Security Document or to the extent required by local counsel in order to render an opinion in form and substance reasonably satisfactory to the Collateral Agent in connection with such lien will not result in a violation of the foregoing confidentiality provisions.

                  SECTION 9.18. Currencies. (a) Each Loan hereunder shall be made in Dollars and each payment of principal of and interest on each Loan and each L/C Disbursement, and each payment of fees hereunder and of any other amount payable hereunder or under any other Loan Document shall be payable in Dollars, notwithstanding that certain Letters of Credit may be denominated in Alternative Currencies.

                  (b) The Borrower's obligations hereunder and under the other Loan Documents to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than

Dollars except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent, the Issuing Bank or a Lender of the full amount of Dollars expressed to be payable to the Administrative Agent, the Collateral Agent, the Issuing Bank or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against the Borrower or any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than Dollars (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the conversion shall be made at the Dollar Equivalent, in the case of any Alternative Currency and, in the case that such Judgment Currency is not an Alternative Currency, the rate of exchange (as quoted by the Administrative Agent or, if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

                  (c) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Dollars that could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

                  (d) For purposes of determining the Dollar Equivalent or rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of Dollars.

                  SECTION 9.19. European Economic and Monetary Union. (a) Definitions. In this Section 9.19, Section 2.22 and in each other provision of this Agreement to which reference is made in this Section 9.19 expressly or impliedly, the following terms have the meanings given to them in this Section 9.19:

                  "commencement of the third stage of EMU" means the date of commencement of the third stage of EMU (at the date of this Agreement expected to be January 1, 1999) or the date on which circumstances arise which (in the opinion of the Administrative Agent) have substantially the same effect and result in substantially the same consequences as commencement of the third stage of EMU as contemplated by the Treaty on European Union.

                  "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

                  "EMU legislation" means legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU;

                  "euro" means the single currency of participating member states of the European Union;

                  "euro unit" means the currency unit of the euro;

                  "national currency unit" means the unit of currency (other than a euro unit) of a participating member state;

                  "participating member state" means each state so described in any EMU legislation; and

                  "Treaty on European Union" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

                  (b) Effectiveness of Provisions. The provisions of paragraphs
(c) to (g) below (inclusive) shall be effective at and from the commencement of the third stage of EMU, provided, that if and to the extent that any such provision relates to any state (or the currency of such state) that is not a participating member state on the commencement of the third stage of EMU, such provision shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes a participating member state.

                  (c) Redenomination and Alternative Currencies. Each obligation under this Agreement of a party to this Agreement which has been denominated in the national currency unit of a participating member state shall be redenominated into the euro unit in accordance with EMU legislation, provided, that if and to the extent that any EMU legislation provides that following the commencement of the third stage of EMU an amount denominated either in the euro or in the national currency unit of a participating member state and payable within that participating member state by crediting an account of the creditor can be paid by the debtor either in the euro unit or in that national currency unit, each party to this Agreement shall be entitled to pay or repay any such amount either in the euro unit or in such national currency unit.

                  (d) Business Days. With respect to any amount denominated or to be denominated in the euro or a national currency unit, any reference to a "Business Day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in

                  (i) London and New York City and

                  (ii) Frankfurt am Main, Germany (or such principal financial center or centers in such participating member state or states as the Administrative Agent may from time to time nominate for this purpose).

                  (e) Payments by the Administrative Agent Generally. With respect to the payment of any amount denominated in the euro or in a national currency unit, the Administrative Agent shall not be liable to the Borrower or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit or, as the case may be, in a national currency unit) to the account with the bank in the principal financial center in the participating member state which the Borrower shall have specified for such purpose. In this paragraph (e), "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments of the euro.

                  (f) Rounding and Other Consequential Changes. Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU legislation and without prejudice to the respective liabilities for indebtedness of the Borrower to the Lenders and the Lenders to the Borrower under or pursuant to this Agreement:

                  (i) each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency unit to be paid to or by the Administrative Agent shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Administrative Agent may from time to time specify; and

                  (ii) except as expressly provided in this Section 9.19, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the euro in participating member states.

                  (g) Increased Costs. The Borrower shall from time to time, at the request of the Administrative Agent, pay to the Administrative Agent for the account of each Lender the amount of any cost or increased cost incurred by, or of any reduction in any amount payable to or in the effective return on its capital to, or of interest or other return foregone by, such Lender or any holding company of such Lender as a result of the introduction of, changeover to or operation of the euro in any participating member state.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                     WESTINGHOUSE AIR BRAKE COMPANY,

                                     by
                                        /s/ GARCIA ALVARO TUNON
                                        ----------------------------------------
                                        Name: Garcia Alvaro Tunon
                                        Title: Vice President



                                     THE CHASE MANHATTAN BANK, individually
                                     and as Administrative Agent, Collateral
                                     Agent and Swingline Lender,

                                     by
                                        /s/ JULI LONG
                                        ----------------------------------------
                                        Name:  Juli Long
                                        Title: Vice President



                                     CHASE MANHATTAN BANK DELAWARE, as
                                     Issuing Bank,

                                     by
                                        /s/ MICHAEL P. HANDAGO
                                        ----------------------------------------
                                        Name:  Michael P. Handago
                                        Title: Vice President

                                     THE BANK OF NEW YORK,
                                      individually and as Documentation Agent,

                                     by
                                        /s/ DEMETRIC A. DUCKETT
                                        ----------------------------------------
                                        Name:  Demetric A. Duckett
                                        Title: Vice President



                                     BANKBOSTON, N.A.,

                                     by
                                        /s/ ROBERT J. JOYCE
                                        ----------------------------------------
                                        Name:  Robert J. Joyce
                                        Title: Vice President


                                     THE BANK OF NEW YORK,

                                     by
                                        /s/ F.C.H. ASHBY
                                        ----------------------------------------
                                        Name:  F.C.H. Ashby
                                        Title: Senior Manager Loan Operations



                                     CREDIT AGRICOLE INDOSUEZ,

                                     by
                                        /s/ DAVID BOUHL
                                        ----------------------------------------
                                        Name:  David Bouhl
                                        Title: Head of Corporate Banking Chicago



                                     by
                                        /s/ KATHERINE L. ABBOT
                                        ----------------------------------------
                                        Name:  Katherine L. Abbot
                                        Title: First Vice President

                                     CREDIT LYONNAIS, NEW YORK BRANCH,

                                     by
                                        /s/ VLADIMIR LEBUN
                                        ----------------------------------------
                                        Name:  Vladimir Lebun
                                        Title: First Vice President-Manager



                                     CREDIT SUISSE FIRST BOSTON,

                                     by
                                        /s/ KRISTIN LEPRI
                                        ----------------------------------------
                                        Name:  Kristin Lepri
                                        Title: Associate



                                     by
                                        /s/ CHRIS T. HORGAN
                                        ----------------------------------------
                                        Name:  Chris T. Horgan
                                        Title: Vice President



                                     THE DAI-ICHI KANGYO BANK, LTD.,

                                     by
                                        /s/ BERTRAM H. TANG
                                        ----------------------------------------
                                        Name:  Bertram H. Tang
                                        Title: Vice President



                                     THE FIRST NATIONAL BANK OF CHICAGO,

                                     by
                                        /s/ LORI J. MCCARTHY
                                        ----------------------------------------
                                        Name:  Lori J. McCarthy
                                        Title: Vice President


                                     FIRST UNION NATIONAL BANK,

                                     by
                                        /s/ JARED M. CANNON
                                        ----------------------------------------
                                        Name:  Jared M.  Cannon
                                        Title: AVP

                                      THE LONG-TERM CREDIT BANK OF JAPAN,
                                      LIMITED, NEW YORK BRANCH,

                                      by
                                        /s/ KOJI SASAYAMA
                                        ----------------------------------------
                                         Name:  Koji Sasayama
                                         Title: Deputy General Manager



                                     MANUFACTURERS AND TRADERS TRUST COMPANY,

                                     by
                                        /s/ R. BUFORD SEARS
                                        ----------------------------------------
                                        Name:  R. Buford Sears
                                        Title: Administrative Vice President



                                     MELLON BANK, N.A.,

                                     by
                                        /s/ MARK F. JOHNSON
                                        ----------------------------------------
                                        Name:  Mark F. Johnson
                                        Title: Assistant Vice President



                                     BANK OF MONTREAL, CHICAGO BRANCH,

                                     by
                                        /s/ L.A. DURNING
                                        ----------------------------------------
                                        Name:  L.A. Durning
                                        Title: Portfolio Manager

                                     NATIONAL BANK OF CANADA,

                                     by
                                        /s/ ERIC L. MOORE
                                        ----------------------------------------
                                        Name:  Eric L. Moore
                                        Title: Vice President



                                     by
                                        /s/ DONALD B. HADDAD
                                        ----------------------------------------
                                        Name:  Donald B. Haddad
                                        Title: Vice President



                                     NATIONAL CITY BANK OF PENNSYLVANIA,

                                     by
                                        /s/ VINCENT J. DELIE, JR.
                                        ----------------------------------------
                                        Name:  Vincent J. Delie, Jr.
                                        Title: Vice President & Regional Manager



                                     THE BANK OF NOVA SCOTIA,

                                     by
                                        /s/ F. C. H. ASHBY
                                        ----------------------------------------
                                        Name:  F. C. H. Ashby
                                        Title: Senior Manager Loan Operations



                                     PNC BANK NATIONAL ASSOCIATION,

                                     by
                                        /s/ TARA M. GENTILE
                                        ----------------------------------------
                                        Name:  Tara M. Gentile
                                        Title: Corporate Banking Officer

                                     THE SUMITOMO TRUST & BANKING CO., LTD.,
                                     NEW YORK BRANCH,

                                     by
                                        /s/ PAUL P. MALECKI
                                        ----------------------------------------
                                            Name:  Paul P. Malecki
                                            Title: Vice President



                                     SUNTRUST BANK, CENTRAL FLORIDA, N.A.,

                                     by
                                        /s/ RHONDA S. SMITH
                                        ----------------------------------------
                                            Name:  Rhonda S. Smith
                                            Title: Assistant Vice President



                                     BANK OF TOKYO-MITSUBISHI TRUST COMPANY,

                                     by
                                        /s/ PAUL P. MALECKI
                                        ----------------------------------------
                                        Name:  Paul P. Malecki
                                        Title: Vice President



                                     U.S. BANK NATIONAL ASSOCIATION,

                                     by
                                        /s/ GREG WILSON
                                        ----------------------------------------
                                        Name: Greg Wilson
                                        Title:  Commercial Banking Officer